UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Capital Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2275 Research Blvd., Suite 600
Rockville, Maryland 20850

April 1, 2025

Dear Fellow Stockholders:

On behalf of the Board of Directors and management of Capital Bancorp, Inc. (the “Company”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 15, 2025, at 5:00 P.M., local time, at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850.
The attached Notice of the Annual Meeting and Proxy Statement describe in greater detail the formal business that will be transacted at the Annual Meeting. Directors and officers of the Company will be available at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.
The Company’s Board of Directors has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” each of the director nominees, “FOR” approval of an advisory, non-binding resolution approving the compensation of the Company's Named Executive Officers, “FOR” approval of the proposed amendment to the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan, for the reasons set forth therein, and “FOR” ratification of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board of Directors.
We encourage you to attend the Annual Meeting in person if it is convenient for you to do so. If you are unable to attend, it is important that you vote in advance via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Sincerely,
Edward F. Barry
Chief Executive Officer

CAPITAL BANCORP, INC.
2275 Research Blvd., Suite 600
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Bancorp, Inc. (the “Company”) will be held at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850 on Thursday, May 15, 2025, at 5:00 P.M., local time, for the following purposes:
1.to elect four (4) Class II directors to serve for a three-year term ending at the 2028 annual meeting of stockholders or until their successor is duly elected and qualified and one (1) Class III director to serve for a one-year term ending at the 2026 annual meeting of stockholders or until their successor is duly elected and qualified;
2.to conduct a non-binding advisory vote to approve the compensation of the Company's Named Executive Officers;
3.to approve the amendment to the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan to increase the number of shares of common stock available for grant under such plan; and
4.to ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or at any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the proxy will vote the proxy in accordance with their best judgment on that matter.
The Board recommends that you vote “FOR” each of the director nominees, "FOR" approval of the advisory, non-binding resolution approving the compensation of the Company's Named Executive Officers, “FOR” approval of the proposed amendment to the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan, for the reasons set forth therein, and "FOR" the ratification of the appointment of Elliott Davis, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.
Only stockholders of record as of the close of business on March 24, 2025 are entitled to receive notice of, to attend and to vote at, the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting, all as described in more detail in the attached Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Thursday, May 15, 2025. The Proxy Statement, Form of Proxy, and our Annual Report on Form 10-K for the year ended December 31, 2024, are available on the Internet at http://www.astproxyportal.com/ast/22094 and on our corporate website at www.capitalbankmd.com under the “Investor Relations” link. Information on our corporate website, other than the Proxy Statement, is not a part of the enclosed Proxy Statement.
We expect to mail this notice and to begin mailing our proxy materials on or about April 4, 2025. If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact Investor Relations, Capital Bancorp, Inc., 2275 Research Blvd., Suite 600, Rockville, Maryland 20850 at 301-468-8848. All persons attending the Annual Meeting must present photo identification.
By Order of the Board of Directors,
Steven J. Schwartz
Chairman of the Board of Directors
April 1, 2025

TABLE OF CONTENTS

Proxy Statement - General Information	2
Proposal 1 - Election of Directors	7
Corporate Governance	14
Committees of the Board of Directors	20
Beneficial Ownership of Common Stock	26
Executive Officers	28
Compensation of Non-Employee Directors	31
Executive Compensation	33
Pay Versus Performance	37
Certain Relationships and Related Party Transactions	44
Proposal 2 - Non-Binding Advisory Vote to Approve Named Executive Officer Compensation	46
Proposal 3 - Approval of the Amendment to the 2017 Plan to Increase the Number of Shares of Common Stock Available for Grant Under Such Plan	47
Proposal 4 - Ratification of the Appointment of Elliott Davis, PLLC as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2025	53
Report of the Audit Committee	54
Annual Report to Stockholders	55
Stockholder Proposals for the 2025 Annual Meeting of Stockholders	55
Other Business	56
Stockholders Sharing the Same Address	57

CAPITAL BANCORP, INC.
2275 Research Blvd., Suite 600
Rockville, Maryland 20850
PROXY STATEMENT
GENERAL INFORMATION
For the 2025 Annual Meeting of Stockholders
To Be Held on May 15, 2025
Our Board of Directors is soliciting proxies to be voted at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on May 15, 2025, at 5:00 P.M., local time, to be held at our principal executive offices located at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about April 4, 2025.
As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to Capital Bancorp, Inc., the term “Bank” refers to Capital Bank, N.A. and the terms “Board of Directors” and “Board” refer to the Board of Directors of the Company or the Bank, as the case may be.
Questions and Answers about these Proxy Materials and the Annual Meeting
Question: Why am I receiving these materials?
Answer:   Our Board of Directors is making these proxy materials available to you in connection with the Annual Meeting, to be held on May 15, 2025. As a stockholder of record as of March 24, 2025 (the “Record Date”), you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.
Question: What information is contained in this Proxy Statement?
Answer:   This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.
Question: Can I access the Company’s proxy materials electronically?
Answer:   Yes. The Proxy Statement, Form of Proxy and our Annual Report on Form 10-K for the year ended December 31, 2024 ("2024 Annual Report") are available at http://www.astproxyportal.com/ast/22094 and on our corporate website at www.capitalbankmd.com under the "Investor Relations" link. To view, you must have the 11-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.
Question: What does it mean if I receive more than one set of proxy materials?
Answer:   It means that your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a set of proxy materials.
Question: Who is soliciting my vote pursuant to this Proxy Statement?
Answer:   Our Board of Directors is soliciting your vote at the Annual Meeting.

Question: Who is entitled to vote?
Answer:   Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Question: How many shares are eligible to be voted?
Answer:   As of the Record Date, we had 16,656,649 shares of common stock issued and outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the five (5) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.
Question: What am I voting on?
Answer:   You are voting on the following matters:

•The election of four (4) Class II director nominees and one (1) Class III director nominee. Our Class II director nominees are Edward F. Barry, C. Scott Brannan, Randall J. Levitt, and Deborah Ratner-Salzberg. Our Class III director nominee is Marc McConnell;

•The approval of an advisory, non-binding resolution approving the compensation of the Company's Named Executive Officers;

•The approval of the amendment to the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan (the "2017 Plan") to increase the number of shares of common stock available for grant under the 2017 Plan; and

•The ratification of the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Question: How does the Board recommend that I vote?
Answer:   Our Board recommends that stockholders vote their shares as follows:

•“FOR” each director nominee;
•“FOR” the approval of an advisory, non-binding resolution approving the compensation of the Company's Named Executive Officers;
•“FOR” the approval of the amendment to the 2017 Plan to increase the number of shares available for grant under such plan; and
•“FOR” the ratification of the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?
Answer:   Quorum Requirement:   As of the Record Date, 16,656,649 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.
Required Votes:   Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting.
If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:
•Election of Directors.   Directors are elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). Abstentions and broker-non votes are not considered votes cast for the foregoing purposes, and will have no effect on the election of the director nominees. If any nominee for director receives a greater number of votes "against" his or her election than votes "for" such election, the Company's Director Resignation Policy requires that such person tender his or her resignation to the Chairman of the Board. Upon receiving a director’s resignation and considering the recommendation of the Nominating and Corporate Governance Committee, the Board may take any appropriate action as permitted by Maryland law and the Company's Amended and Restated Articles of Incorporation, including accepting such resignation, decreasing the number of directors or filling a vacancy.
•Non-Binding Advisory Vote to Approve Named Executive Officer Compensation. As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as described in the “Executive Compensation” section. Because your vote is advisory, it will not be binding upon our Board or Compensation Committee. However, our Board values stockholders’ opinions and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Approval of the advisory vote to approve executive compensation requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal because neither abstentions nor broker non-votes count as a vote cast.
•Amendment to the 2017 Plan. The affirmative vote of the holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required to approve the amendment to the 2017 Plan. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

•Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required for ratification of the appointment of Elliott Davis, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome. A broker or other nominee may generally vote on routine matters and therefore no broker non-votes are expected in connection with this proposal.
If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal 4, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal 4, but not with respect to any of the other proposals to be voted on at the Annual Meeting.
Question: How may I cast my vote?
Answer:   If you are the stockholder of record, you may vote by one of the following four methods as instructed on the enclosed proxy card:
•In person at the Annual Meeting;
•Via the Internet;
•By telephone; or
•By mail.
If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact 301-468-8848.
If you elect to vote by mail and you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.
Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.
If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and our 2024 Annual Report. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a legal proxy to do so from the broker or the nominee, and you bring the legal proxy to our Annual Meeting.
Question: How may I cast my vote over the Internet or by telephone?
Answer:   Voting over the Internet:   If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, May 14, 2025 (the day before the Annual Meeting). Visit www.voteproxy.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting by Telephone:   If you are a stockholder of record, you may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, May 14, 2025 (the day before the Annual Meeting). Have your proxy card in hand when you call and then follow the instructions.
If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.
Question: How may a stockholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?
Answer:   The Company’s Amended and Restated Bylaws (the “Bylaws”) require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a stockholder of record within the time period established in the Bylaws and described in each year’s proxy statement. See “Stockholder Proposals for the 2026 Annual Meeting of Stockholders” beginning on page 55.
Question: How may I revoke or change my vote?
Answer:   If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•submitting a new proxy card with a later date,
•delivering written notice to our Secretary on or before May 15, 2025 (the Annual Meeting date), stating that you are revoking your proxy,
•attending the Annual Meeting and voting your shares in person, or
•If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.
Please note that attendance at the Annual Meeting will not, in and of itself, constitute revocation of your proxy.
If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

Question: Who is paying for the costs of this proxy solicitation?
Answer:   The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.
Question: Who will count the votes?
Answer:   AST will receive and tabulate the ballots and voting instruction forms.
Question: Where do I find the voting results of the Annual Meeting?
Answer:   The voting results will be disclosed in a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission ("SEC") within four business days of the Annual Meeting.
Question: How can I obtain the Company’s Corporate Governance information?
Answer:   Our Corporate Governance information is available on our website at www.capitalbankmd.com under the Investor Relations section. Our stockholders may also obtain written copies at no cost by writing to us at Capital Bancorp, Inc., 2275 Research Blvd., Suite 600, Rockville, Maryland 20850, Attention: Mr. Gary Kausmeyer, or by calling 301-468-8848.
Question: How do I request electronic or printed copies of this and future proxy materials?
Answer:   You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by
•visiting www.voteproxy.com, or
•calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries.
When requesting copies of proxy materials and other stockholder communications, you should have available the 11-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.
Question: What happens if the annual meeting is postponed or adjourned?
Answer: Your proxy will remain valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

PROPOSAL 1: ELECTION OF DIRECTORS

Classification of the Company’s Directors

The Company’s Board has established the current size of the Board at twelve (12) members. The Board is divided into three classes of directors serving staggered three-year terms. One class of directors is elected by our stockholders at each annual stockholders’ meeting for a term of three years, and the elected directors hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal.

•The Class I directors are Joshua Bernstein, Scot R. Browning, Fred J. Lewis and Mary Ann Scully, and their terms will expire at the 2027 annual meeting of stockholders;
•The Class II directors are Edward F. Barry, C. Scott Brannan, Randall J. Levitt, and Deborah Ratner-Salzberg, and their terms expire at the Annual Meeting; and
•The Class III directors are Jerome R. Bailey, Marc McConnell, Steven J. Schwartz and James F. Whalen, and their terms will expire at the 2026 annual meeting of stockholders, except that in accordance with Maryland law, Mr. McConnell's term will first expire at the Annual Meeting.

Election Procedures; Term of Office

At each annual meeting of stockholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor. There is no cumulative voting with respect to the election of directors. Any change in the Board resulting from an increase or decrease in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Nominees for Election as Directors

Our Board has approved the nomination of Edward F. Barry, C. Scott Brannan, Randall J. Levitt, and Deborah Ratner-Salzberg for re-election as Class II directors and Marc McConnell for election as a Class III director.

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “Qualifications of 2025 Director Nominees and Continuing Directors.”

Board Skills and Experience Matrix

A summary of the attributes and qualifications of our directors is presented below.

Individual Director Characteristics
	Bailey	Barry	Bernstein	Brannan	Browning	Lewis	Levitt	McConnell	Ratner- Salzberg	Schwartz	Scully	Whalen
Skills and Experience
Audit/Financial Reporting				✓						✓
Corporate Governance		✓		✓		✓	✓	✓	✓	✓	✓
Strategic Planning/M&A		✓		✓				✓	✓		✓
Risk Management		✓		✓							✓
Public Company Oversight		✓		✓				✓	✓		✓
Financial Services	✓	✓	✓		✓	✓	✓	✓		✓	✓	✓
Market Familiarity	✓		✓		✓	✓	✓			✓		✓
Real Estate	✓		✓		✓	✓	✓		✓			✓
Tenure and Independence
Tenure (years)	4	10	13	7	23	2	13	0(1)	9	23	1	24
Independence	✓		✓	✓		✓	✓		✓	✓	✓	✓
(1) Mr. McConnell was appointed to the Board of Directors on October 1, 2024 upon completion of the Company's merger with Integrated Financial Holdings, Inc.

QUALIFICATIONS OF 2025 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The biographies and age of each of our director nominees and continuing directors as of the date of this Proxy Statement, are set forth below:

Class II Director Nominees:

Edward F. Barry Age:	55
Mr. Barry is the Chief Executive Officer of the Company and the Bank and has been since September 2012. Mr. Barry has served as a director of the Company since 2015 and as a director of the Bank since September 2012. Since that time, the Bank has rapidly expanded throughout the Washington, D.C. and Baltimore metropolitan areas. Under Mr. Barry’s leadership, the Bank has consistently been recognized as one of the top performing banks in the U.S. In 2017, he was named an Ernst & Young Entrepreneur of the Year for the Mid-Atlantic region. Prior to joining the Bank, Mr. Barry was Senior Vice President, Marketing and Analytics at Capital One Bank where he led the product, analytics and marketing teams for the Small Business and Business Banking divisions. Prior to that he was with Bank of America as a Senior Vice President, Strategic Marketing serving in roles across the Commercial, Consumer and Corporate Strategy groups. He also worked as a consultant at Ernst & Young/Cap Gemini in their Strategy and Transformation practice, responsible for creating and implementing initiatives to drive clients’ e-business sales and marketing strategies. Mr. Barry received a Bachelor of Science in Industrial Relations from Cornell University and a Master of Business Administration from the Darden Graduate School of Business at the University of Virginia. He serves on the board of directors of the Mid-Atlantic Chapter of The Make-A-Wish Foundation. Mr. Barry is a member of the Bank's Loan, Executive, Asset/Liability, Divisions and Human Resources Committees. Mr. Barry's qualifications to serve on our Board include his extensive banking experience and his financial knowledge and operations experience with the Company.

Director Since:	2015
Committee: Executive

C. Scott Brannan Age:	66	Mr. Brannan has served on the Board of Directors of the Company since December 2018. Mr. Brannan is Managing Director of the Mitchell & Emily Rales Family Office. Prior to joining the family office, he served as Chief Financial Officer and, prior to that, as Chairman of the Audit Committee of the board of directors of Colfax Corporation, a publicly traded industrial manufacturing company that operated in over 70 countries. At Colfax, Brannan oversaw the financing of the company’s growth, from less than $1 billion in annual revenue to over $4 billion. He also led financial reporting, treasury, taxation, risk management, investor relations and pensions. Mr. Brannan’s corporate experience also includes over a decade at Danaher Corporation (NYSE: DHR), where he held various positions in finance, including Vice President-Administration & Controller and Chief Accounting Officer. In total, Mr. Brannan has participated in over 50 acquisitions, including the strategic analysis, diligence and integration phases. His experience also includes public accountancy, where he most recently served as partner in charge of professional standards for a large regional firm. His career began at Arthur Andersen & Co., with client engagements principally in manufacturing, technology and life sciences, with significant international exposure. He received both Bachelor of Arts and Master’s degrees in Accountancy from Loyola University-Maryland, and has been an active certified public accountant in Maryland since graduating from Loyola. Mr. Brannan's qualifications to serve on our Board include his business and financial expertise.
Director Since:	2018
Committee: Audit (Chair); Environmental, Social and Governance

Randall J. Levitt Age:	70	Mr. Levitt has served on the Company's Board of Directors since 2012 and the Bank's Board of Directors since 2004. Since 1996, he has been the President of Nellis Corporation, a Potomac, Maryland based, private capital management firm that manages a national portfolio of commercial real estate and provides wealth advisory services. In addition, he serves as a trustee of the United Jewish Endowment Fund of Greater Washington, DC and a member of the organization's Investment Committee. Mr. Levitt received a Bachelor of Arts from Brandeis University, summa cum laude, and a Juris Doctor from Yale Law School. Mr. Levitt is a member of the Bank's Loan and Asset/Liability Committees and is the Chair of the Bank’s Special Asset Committee. Mr. Levitt's qualifications to serve on our Board include his experience leading a capital management firm, his real estate expertise in the Bank's key market areas and his familiarity with our constituents.
Director Since:	2012
Committees: Audit; Executive

Deborah Ratner- Salzberg Age:	71
Ms. Ratner-Salzberg, an attorney, has served on the Company's Board of Directors since 2016. Ms. Ratner-Salzberg retired as Chair, Brookfield Properties DC Region in January 2020, a position she held since December 2018. Prior to that, she was President of Forest City Washington, Inc., a division of Forest City Realty, Inc., a Cleveland, Ohio based real estate firm specializing in the development, construction, ownership and management of mixed-use, commercial, and residential developments, and served in various capacities with Forest City since 1985. Ms. Ratner-Salzberg has been a board member of CubeSmart (formerly known as U-Store-It Trust) (NYSE: CUBE) since 2013, a publicly-traded real estate investment trust focused on self-storage facilities. Ms. Ratner-Salzberg is active with numerous District of Columbia community, charitable and professional organizations, including membership on the board of the Federal City Council, the New York Common Real Estate Advisory Committee, the Foundation for the National Archives, the Jewish Federation of Greater Washington, the United Jewish Endowment Fund, the board of trustees of Kenyon College, and the Board of Plant Word. Ms. Ratner-Salzberg's qualifications to serve on our Board include her experience in corporate governance matters gained through her experience serving on boards of directors and her knowledge and experience in the planning, development, construction and management of new construction, adaptive re-use and redeveloped real estate projects through her prior roles.

Director Since:	2016
Committees: Nominating and Corporate Governance (Chair); Environmental, Social and Governance

Class III Director Nominee:

Marc McConnell Age:	45	Mr. McConnell is the Chairman/CEO of McConnell Holdings, Inc., serves as Chairman, President and CEO of Art’s-Way Manufacturing Co., Inc. (NASDAQ: ARTW), and is the President of Bauer Corporation. Following the Company's acquisition of Integrated Financial, where he served as Chairman, President, and CEO, Mr. McConnell was appointed to the Boards of Directors of the Company and the Bank. He previously held key leadership roles as Chairman of the Board, Audit Committee, and Executive Committee of West Town Bank and Trust, a subsidiary of Integrated Financial. Additionally, Mr. McConnell previously served as a Director of Dogwood State Bank and its predecessor, Sound Bank. With extensive experience in the manufacturing and finance sectors as well as previous roles as President of the America Ladder Institute and the Farm Equipment Manufacturers Association, his experience and strategic vision supports the long-term growth of Capital Bank.
Director Since:	2024
Committees: Risk

Continuing Class I Directors:

Joshua B. Bernstein Age:	61	Mr. Bernstein has served on the Board of Directors of the Company since 2012 and served on the Board of Directors of the Bank from 2007 to 2012. Since 2005, he has been the Chief Executive Officer of Bernstein Management Corporation and the Managing Principal of that company’s investment and development affiliates. The Bernstein entities own and manage 90 properties encompassing 5,500 apartments and over 4 million square feet of commercial space in the Washington, D.C. metropolitan area. Mr. Bernstein serves as a director on the Washington Board of Truist Bank and he is a member of the Executive Committee of the Federal City Council. Mr. Bernstein is a past Board Chair of the Meyer Foundation and the Sidwell Friends School, and is President of the Diane and Norman Bernstein Charitable Family Foundation. Mr. Bernstein received a Bachelor of Arts in Economics from Tufts University, magna cum laude, a general course degree from the London School of Economics and Political Science, and a Master of Business Administration from Harvard Business School. Mr. Bernstein's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customers, and his familiarity with and involvement in our key market areas.
Director Since:	2012
Committees: Nominating and Corporate Governance; Compensation (Chair); Executive; Environmental, Social and Governance (Chair)

Scot R. Browning Age:	63	Mr. Browning has served as President of the Bank, and as a director of the Company and the Bank, since its recapitalization by the current ownership group in 2002. In 2023, Mr. Browning's role changed to President of CRE and Specialty Lending. He is also Vice President and Assistant Secretary of the Company. He has over 30 years of banking experience, with a concentration in commercial lending. He currently oversees the commercial real estate and specialty lending department. In addition, he manages the deposit business development teams. From 1997 to 2002, prior to joining the Bank, he was Senior Vice President, Corporate Lending at United Bank in Bethesda, Maryland and at Century National Bank prior to its acquisition by United Bank. Mr. Browning received a Bachelor of Business Administration in Finance from Stetson University. Mr. Browning also serves and is the current Chairman of the board of directors of the Business Finance Group, Inc., a Virginia based CDC that originates SBA 504 mortgage loans, and formerly served on the board of directors of Rockville Economic Development, Inc., a partnership formed in 1997 by the City of Rockville to strengthen and broaden the City's economic base through business entrepreneurship. Mr. Browning's qualifications to serve on our Board include his extensive financial knowledge and operational experience, as well as his familiarity and experience with the Bank.
Director Since:	2002
Committee: Environmental, Social and Governance

Fred J. Lewis Age:	59	Mr. Lewis has served on the Board of Directors of the Company since February 2023 and on the Board of Directors of the Bank since 2018. Mr. Lewis is the founder and managing partner of Dominion Financial Services as well as the affiliated Dominion Group of companies. Mr. Lewis provides daily strategic oversight in all of The Dominion Group companies with a special focus on operations and fundraising. The Dominion Group companies include Dominion Properties, a "fix and flip" renovation company that operates throughout Maryland; Dominion Financial Services, a private lender of single family fix and flip and small commercial loans in 49 states; Dominion Management, a specialized property manager that manages single family houses throughout Maryland; and Dominion is Insurance, a captive insurance company that insures the business risks associated with all the Dominion Group of Companies. Mr. Lewis is a graduate of The George Washington University. Mr. Lewis's qualifications to serve on our Board include his extensive experience in real estate, commerce and financing, as well as his familiarity and experience with the Bank.
Director Since:	2023
Committees: Nominating and Corporate Governance; Environmental, Social and Governance; Risk (Chair)

Mary Ann Scully Age:	73	Ms.Scully has served on the Board of Directors of the Company since July 2023. Ms. Scully is the Dean of the Joseph A. Sellinger, S.J. School of Business and Management at Loyola University of Maryland. Previously, she was the co-founder of Howard Bank (formerly NASDAQ: HBMD) where she served as the Chief Executive Officer and Chairperson of its Board of Directors from 2004 until its merger with First National Bank of Pennsylvania in 2022. A lifelong banker with more than 40 years of varied executive experiences in the Maryland marketplace, Ms. Scully led teams responsible for both Howard Bank's organic growth and repeated strategic acquisitions that created the Greater Baltimore region's largest locally headquartered banking company and Maryland's third largest locally headquartered bank with more than $2 billion in assets. Ms. Scully is a director and member of the Executive Committee of the Enoch Pratt Library, vice chair of the board of Mount St Joseph College high school and served until 2022 as Vice Chair of the Greater Baltimore Committee leading their new CEO search committee. She is also a trustee for the Community Foundation of Howard County Real Estate board. She also serves on a Maryland State Comptroller work group and advisory council. Ms. Scully has been recognized publicly for her achievements in business and for her works in the community. She was given a lifetime achievement award as the CEO of the year by the Baltimore Business Journal in 2022. Also in 2022, Ms. Scully was inducted into the Business Hall of Fame by the Maryland Chamber of Commerce. In 2021, she was ranked as #14 in the Daily Record Power 100 listing, in 2020, Ms. Scully was inducted into the Business and Civic Hall of fame by the Baltimore Sun, and in 2018, she received the Industrialist of the Year award from the Baltimore Museum of Industry. Ms. Scully was named one of the Top 25 Women to Watch in Banking by American Banker newspaper in 2016 and 2017. She received her Master of Business Administration from Loyola University of Maryland and her Bachelor of Arts from Seton Hill University. She is a Loyola University of Maryland alumni laureate and a Seton Hill University Distinguished Alumna. Her executive experiences combined with her deep business connections inject a new perspective to the Board and qualify her to serve on our Board.
Director Since:	2023
Committees: Audit; Risk

Continuing Class III Directors:

Jerome R. Bailey Age:	48
Mr. Bailey has served on the Board of Directors of the Bank since 2013 and serves as Vice-Chairman of the Board of the Bank, a position he has held since 2016. Since 2004, Mr. Bailey has been the Managing Member of Bailey Real Estate Holdings, LLC, a residential real estate development and full service asset-management company located in Washington, D.C. Mr. Bailey has acquired and developed close to 1,000,000 square feet of multi-family projects in Washington, D.C. Mr. Bailey is Chair of the Bank’s Loan Committee and is a member of the Bank's Asset/Liability, Strategic Innovation, Finance and Risk Committees. Mr. Bailey received a Bachelor of Business Administration in Actuarial Science from Howard University. Mr. Bailey's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customer, and his familiarity with and involvement in our key market areas, as well as his banking experience.

Director Since:	2021
Committees: Nominating and Corporate Governance; Audit; Risk

Steven J. Schwartz Age:	70	Mr. Schwartz was elected by the Board of Directors to serve as Chairman of the Board effective as of January 1, 2020. He has served on the Boards of Directors of the Company and the Bank since 2002. He is an attorney and certified public accountant involved in investment in, and management of, companies in a variety of industries. Mr. Schwartz has been chief financial officer and general counsel to a group of companies involved in construction, real estate development, property management, broadcasting, telecommunications, software development and wholesale distribution for over 40 years. He also manages various marketable securities portfolios for a private foundation and high net worth individuals. In 1999, Mr. Schwartz founded Prudent Capital, which manages funds that lend to and invest in profitable, later-stage operating businesses. He continues to serve as the Portfolio Manager of such funds. He has served as an adjunct professor at Georgetown University’s master’s programs and taught corporate finance and real estate tax. He served as a director of a community bank in Rockville, Maryland, from 1995 until its sale in 1998. Mr. Schwartz is a member of the Bank’s Board and is a member of its Executive, Risk Strategic Innovations and Loan Committees. Mr. Schwartz received a Bachelor of Arts in Economics from the University of Maryland and a Juris Doctor, with honors, from the University of Maryland School of Law. Mr. Schwartz's qualifications to serve on our Board include his qualifications as both an attorney and a certified public accountant, his extensive banking experience and financial knowledge, his operational experience with the Company and his years of knowledge of our constituents.
Director Since:	2002
Committees: Audit; Compensation; Executive (Chair); Nominating and Corporate Governance; Risk

James F. Whalen Age:	63	Mr. Whalen has served on the Boards of Directors of the Company and the Bank since 2001 and serves as Chairman of the Board of Directors of the Bank, a position he has held since January 2015 and is Vice Chairman of the Board of Directors of the Company. Since 1994, Mr. Whalen has been the Chief Executive Officer and owner of Investment Properties, Inc., a commercial real estate development and full service asset-management company located in Rockville, Maryland. Mr. Whalen has developed over 1,000,000 square feet of Class A office, industrial and multi-family projects in the Washington metropolitan area and his company continues to provide a full spectrum of asset management services for projects developed by the firm and third parties. Mr. Whalen is a member of the Loan, Risk and Executive Committees. Mr. Whalen received a Bachelor of Science in Finance from the University of South Carolina. Mr. Whalen's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customers, and his familiarity with and involvement in our key market areas, as well as his extensive banking experience and his financial knowledge and operational experience with the Company.

Director Since:	2001
Committees: Compensation; Nominating and Corporate Governance; Executive

CORPORATE GOVERNANCE

Introduction

Our Board members are not required to attend our annual meetings of stockholders. However, all directors are encouraged to attend every annual meeting of stockholders as we believe that the annual meeting is an opportunity for stockholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting. At the 2024 annual meeting of stockholders, all directors (who were serving as such) were in attendance.

Corporate Governance Guidelines

We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted Corporate Governance Guidelines, which set forth the framework within which our Board of Directors, assisted by the committees of our Board of Directors, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, committees of our Board of Directors and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.capitalbankmd.com under the “Investor Relations” tab.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, real estate or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. When considering potential director candidates, our Board of Directors also considers the candidate’s character, judgment, diversity, skill set, specific business background and global or international experience in the context of our needs and those of the Board of Directors.

Director Independence

Pursuant to Rule 5605(b)(1) of the Nasdaq Rules, a majority of the members of the Board of Directors must be “independent directors” as that term is defined by Nasdaq Rule 5605(a)(2). A director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the SEC. Applying these standards, our Board of Directors has affirmatively determined that Messrs. Whalen, Bernstein, Levitt, Brannan, Schwartz, Lewis, and Bailey and Mss. Ratner-Salzberg and Scully are “independent directors” under the applicable rules. Our Board of Directors has determined that Mr. Barry and Mr. Browning are not considered independent because they currently serve as executive officers of the Company and/or the Bank, respectively. Mr. McConnell is not considered independent due to his previous role as chief executive officer and president of Integrated Financial Holdings, Inc. ("Integrated Financial") prior to its merger with the Company.

As part of this evaluation, our Board of Directors considered the current and prior relationships that each director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each independent director, and the matters discussed under “Certain Relationships and Related Party Transactions.”

Family Relationships

There is no family relationship between any of our directors, nominees or executive officers, and there are no arrangements or understandings between the directors and any other person pursuant to which he or she was or is to be selected as a director or nominee.

Leadership Structure

The Company’s Board of Directors meets at least quarterly and the Bank's Board of Directors meets monthly. Our Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of our Board. We believe this flexibility is important to allow our Board of Directors to determine the appropriate structure based on our specific needs at any given time.

Currently, Mr. Schwartz serves as Chairman of the Company's Board of Directors and Mr. Whalen serves as Chairman of the Bank's Board of Directors, while Mr. Barry is the Chief Executive Officer of both the Company and the Bank. We believe at this time this structure (as opposed to combining the positions of Chairman and Chief Executive Officer) is appropriate for us for two primary reasons. First, having separate board Chairmen allows Mr. Barry to completely focus on his primary responsibilities, that is, implementing our strategic plans and managing the day-to-day operations of the Company and the Bank, while Messrs. Schwartz and Whalen focus on leading their respective board in its consideration of strategic issues and monitoring corporate governance, social responsibility, community relations and stockholder issues. Second, we believe that having the Chair positions separate from the Chief Executive Officer position allows the boards of directors to more effectively fulfill their obligation to oversee the management of the Company and the Bank.

Board Structure and Governance Considerations

We recognize that certain corporate governance practices, such as a classified board structure and supermajority voting requirements, have received increased scrutiny from proxy advisory firms and institutional investors. We have carefully evaluated these provisions in light of evolving governance standards, feedback from our stockholders, and our particular corporate structure and ownership profile.

Our Board of Directors believes that the current classified board structure remains appropriate and in the best interests of the Company and its stockholders at this time. Many of our peers in the financial services industry continue to maintain staggered boards, which promote continuity, stability, and long-term strategic oversight in a highly regulated sector. The staggered structure also helps protect stockholder value by encouraging thoughtful deliberation in the event of unsolicited takeover approaches, allowing the Board to fully evaluate alternatives.

With respect to the supermajority voting provisions in our organizational documents, the Board believes these provisions serve to protect all stockholders by preventing short-term or narrow-interest changes to key governing documents without broad-based support. These provisions are particularly appropriate given the Company’s ownership structure, including significant insider ownership — approximately 32% of our outstanding common stock is held or controlled by members of the Board and management. This alignment of interests provides meaningful stockholder representation while ensuring that any proposed fundamental changes reflect a consensus view among our broader stockholder base.

The Board reviews these provisions periodically and remains committed to evaluating and evolving our governance practices in a manner that reflects our fiduciary duties, market standards, and the long-term interests of our stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. This code provides fundamental ethical principles to which these individuals are expected to adhere and operates as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Business Conduct and Ethics is available on our website at www.capitalbankmd.com under the “Investor Relations” tab. Any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website, as well as by any other means required by Nasdaq Stock Market rules.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2024, our Compensation Committee consisted of Messrs. Bernstein, Schwartz, and Whalen. None of them has at any time been an officer or employee of the Company or, has had any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During 2024, none of our executive officers served as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Management and Oversight

General

Our Board of Directors oversees our risk management process, which is a Company-wide approach to risk management that is carried out by our management, and includes oversight of enterprise-level risks across all operating subsidiaries. Our full Board of Directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. Our Board of Directors is responsible for overseeing our risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling of our principal business risks and ensuring that our risk management framework is commensurate with its structure, risk profile, complexity, activities and size. Our Board of Directors monitors capital adequacy in relation to risk. Pursuant to our Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board of Directors and its committees. Our enterprise risk management program currently reviews risk in numerous areas within the Company, including market, liquidity, reputation, operations and technology, cybersecurity, compliance and legal, and strategic. Our Board of Directors reviews management reports regarding specifically identified risks. With regard to compliance and regulatory risk, our Board of Directors is responsible for reviewing, on an annual basis, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their particular area of concern. The full Board of Directors receives reports from management, the Audit Committee, the Compensation Committee, and the Environmental, Social and Governance ("ESG") Committee. It reviews certain committee actions and focuses on the most significant risks we face and our general risk management strategy and also ensures that risks we undertake are consistent with board policy. While the Board of Directors oversees our risk management, management is generally responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Our Audit Committee is responsible for overseeing our risk management processes relating to: (1) financial reporting risk and internal controls; (2) oversight of the internal audit process; (3) regulatory compliance; (4) SOX reporting; and (5) policies and procedures as they relate to complaints regarding accounting, internal accounting controls and audit matters. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks in its areas of review and the adequacy and effectiveness of internal control systems and operational risk (including compliance risk). Our Director of Internal Audit meets with the Audit Committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full Board, which also considers our entire risk profile.

Our Compensation Committee provides oversight of incentive compensation plans and risk related to compensation.

Our Board of Directors understands its role as stewards of long-term corporate performance, and that the Board has a critical role to play in ensuring that we are aware of, and able to navigate, the evolving risk and opportunities related to ESG matters. In furtherance of this responsibility, the Board established an ESG Committee, which has, for several years, supported the Board’s oversight of our corporate social responsibility initiatives, including the development and implementation of strategies related to ESG matters.

Cyber and Information Security

With respect to cybersecurity, on a periodic basis, both our Bank-level Information Technology Steering and Enterprise Risk Management Committees receive reports on cybersecurity risks and preparedness. Our Board of Directors then receives a more-streamlined report from the Bank-level committees regarding cybersecurity risks and preparedness. While the Bank-level Information Technology Steering and Enterprise Risk Management Committees and our Risk Committee, to which they report, oversee our cybersecurity risk management program, our Information Technology department is responsible for the day-to-day cybersecurity risk management processes for the Company and all subsidiaries. Cybersecurity threats can be significant and remain a high risk as cyber-attacks are sophisticated and increasing in volume, and attackers respond rapidly to changes in defensive measures. Our systems and those of our customers and third-party service providers are under constant threat and it is possible that we could be materially affected by a cybersecurity incident in the future. We actively monitor the cybersecurity threat landscape with a focus on the financial services sector for trends and new threats. Our Information Technology department proactively identifies and monitors systems to analyze cyber risks to the organization and implement mitigating controls where appropriate. Formal cybersecurity awareness training is conducted regularly to increase overall employee awareness about cyber threats.

While we believe that our cybersecurity programs are appropriate and have been effective to prevent material incidents thus far, risks and exposures related to cybersecurity incidents are expected to remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of Internet banking, mobile banking and other technology-based products and services by us and our customers.

For further information, please refer to our 2024 Annual Report, Item 1C, available from our website at www.capitalbankmd.com under the "Investor Relations" tab.

Environmental, Social & Governance

Throughout 2024, we demonstrated a strong commitment to ESG principles, significantly expanding sustainable initiatives, reinforcing social empowerment, and enhancing governance transparency.

Environmental Stewardship

We advanced our environmental stewardship substantially through the strategic merger with Integrated Financial, significantly increasing investment in renewable energy projects. In 2024, the Bank deployed over $106 million in loans to solar energy initiatives and nearly $19 million into renewable natural gas projects, contributing to 218 megawatts of potential renewable energy production. Additionally, the Bank supported sustainable industries such as biomass and battery storage systems. Our efforts to minimize environmental impact were furthered through our digital banking solutions, significantly reducing paper usage, and a comprehensive recycling program aimed at recycling 100% of shredded paper.

Social Responsibility and Empowerment

In 2024, we strengthened our social responsibility by deepening community engagement, equity, inclusion, and belonging, and charitable initiatives. The Capital Cares program facilitated substantial community impact through volunteerism and charitable donations, including significant contributions and volunteer hours to organizations addressing food insecurity and affordable housing, such as Manna Food Center and Habitat for Humanity. Our commitment to financial literacy reached over 100 organizations through community workshops, while the OpenSky™ credit card business continued to empower more than half a million unbanked or underbanked individuals by improving access to credit and financial education. Additionally, we provided support to veterans and active-duty military families through donations and dedicated volunteer work.

Governance and Transparency

We value our strong governance framework, marked by adherence to ethical standards and commitment to effective risk management, and transparency. We also offer a comprehensive employee training program that addresses crucial issues such as bribery, corruption, cybersecurity, human rights, and whistleblower protections. Our governance structure is further enriched by our Board of Directors' commitment to oversight that aligns with best practices and stockholder interests.

We remain dedicated to advancing our ESG commitments. We extend our gratitude to our stockholders, customers, and community members for their continued support and partnership in driving meaningful change.

Stock Ownership and Retention Guidelines

The Board adopted stock ownership and retention guidelines for senior executive officers and Board members on July 21, 2023. The Nominating and Corporate Governance Committee is responsible for monitoring compliance with these stock ownership and retention guidelines.

Generally, each non-employee director is expected to acquire, and hold during their service as Board members, shares of our common stock equal in value to at least $100,000. However, excluded from these guidelines is the Audit Committee Chair and employees or representatives of investment firms or significant stockholders that are prohibited by internal employment policies from personal stock ownership. Further, under the stock ownership and retention guidelines, our Chief Executive Officer must acquire and hold shares of our common stock equal in value to at least five times his or her annual base salary, each of our President and Chief Financial Officer must acquire and hold shares of our common stock equal in value to at least three times his or her annual base salary, and our Executive Vice Presidents and other Section 16 reporting executive officers must acquire and hold shares of our common stock equal in value to at least one times his or her annual base salary.

Our Chief Executive Officer, other senior or executive officers, and non-employee directors will have five years from the date they first become subject to these guidelines to achieve these target ownership levels. Such individuals who acquire shares of common stock under our equity-based incentive plans must hold 100% of all net after-tax acquired shares until these stock ownership guidelines are satisfied, and thereafter, 50% of all net after-tax acquired shares for a period of 36-months (or until retirement, if earlier). This retention requirement was applied prospectively to new equity grants made by the Company to such individuals after July 21, 2023.

The following share types are included under these guidelines: shares directly owned, family-owned shares, retirement plan shares, shares obtained through stock option exercise and the net after-tax in-the-money value of vested but unexercised stock options, and shares of vested restricted/performance stock and vested restricted/performance stock units. Nonvested stock options are not counted toward satisfaction of these guidelines. Unvested performance-based restricted share/unit awards are also not counted toward stock ownership. Shares held in a margin account or pledged as collateral for a loan will not count toward the achievement of these ownership guidelines.

Insider Trading Policy and Procedures

We have adopted an Insider Trading Policy applicable to all directors, officers, employees, and contractors. The Insider Trading Policy prohibits the purchase or sale of Company securities while in possession of material nonpublic information and forbids the communication of such information to others who may trade on it (tipping). It is also our policy that the Company comply with all applicable securities laws when transacting in its own securities. The Insider Trading Policy prohibits trading in the securities of other companies when such material nonpublic information is obtained in the course of performing duties for the Company.

The Insider Trading Policy includes designated quarterly blackout periods and event-specific trading restrictions during which certain insiders may not trade. Officers, directors, and certain employees must obtain pre-clearance from the Chief Financial Officer and the Chief Risk Officer prior to trading in Company securities.

The Insider Trading Policy also prohibits short sales, transactions in derivative securities (including options and hedging), and pledging or margining Company stock. It provides for heightened scrutiny of transactions by Section 16 reporting persons and emphasizes personal accountability in safeguarding material nonpublic information. Violations may result in disciplinary action, including termination of employment. The Insider Trading Policy is reviewed periodically and updated as needed to reflect regulatory changes and best practices. We believe our Insider Trading Policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards applicable to us.

Prohibitions on Hedging and Pledging

We consider it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, under our Insider Trading Policy, we prohibit:

•the sale of any of our securities “short;”
•any hedging transaction with respect to our securities, including, but not limited to, the purchase or use of, directly or indirectly through any other persons or entities, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of our securities; and
•holding our securities in a margin account or pledging our securities as collateral, subject to a grandfather exemption for when the Insider Trading Policy was adopted or with prior approval from the Nominating and Corporate Governance Committee.

At the time of our Initial Public Offering in 2018, Mr. Browning had an outstanding pledge of 100,000 shares of our common stock securing a loan that had been in effect for several years. Because the pledge was entered into prior to the adoption of the Insider Trading Policy and to avoid any hardship on Mr. Browning that would have resulted from requiring him to eliminate the pledge, Mr. Browning’s existing pledge at the time of the Initial Public Offering was grandfathered in and that pledge remains outstanding.

Stockholder Communications

Stockholders may communicate with our Board by contacting the Board's Secretary, Mr. James F. Whalen, C/O Capital Bank, 2275 Research Blvd. Suite 600, Rockville, Maryland 20850. All communications will be forwarded directly to the Chairman of the Board for consideration.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee, the Environmental, Social and Governance Committee and the Risk Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Nominating
			&		Environmental,
			Corporate		Social &
	Audit	Compensation	Governance	Executive	Governance	Risk
Edward F. Barry				✓
Randall J. Levitt	✓			✓
Deborah Ratner-Salzberg			Chair		✓
C. Scott Brannan	Chair				✓
Scot R. Browning					✓
Joshua B. Bernstein		Chair	✓	✓	Chair
Jerome R. Bailey	✓		✓			✓
Steven J. Schwartz	✓	✓	✓	Chair		✓
Mary Ann Scully	✓					✓
James F. Whalen		✓	✓	✓
Fred J. Lewis			✓		✓	Chair
Marc McConnell						✓

Number of Meetings in 2024	4	7	2	0	7	9

Audit Committee. The members of our Audit Committee are Messrs. Brannan (Chair), Schwartz, Levitt, Bailey and Ms. Scully. Our Board of Directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under Nasdaq Stock Market rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. In addition, our Board of Directors has determined that each of Messrs. Schwartz and Brannan are financial experts and have the financial sophistication required by the rules of the Nasdaq Stock Market due to their experience and background. Our Board of Directors has also determined that each of Messrs. Schwartz and Brannan qualify as “audit committee financial experts” under the rules and regulations of the SEC.

The Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, the management of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies, monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. The Audit Committee has sole authority to appoint, compensate, oversee, and, where appropriate, replace the independent registered public accounting firm. Among other things, our Audit Committee has responsibility for:

•selecting and reviewing the performance of our independent auditor and approving, in advance, all engagements and fee arrangements;

•reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to deal with such issues;
•reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;
•resolving any disagreements regarding financial reporting between management and the independent auditor;
•overseeing our internal audit function;
•reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
•meeting with management and the independent auditor to review the effectiveness of our system of internal controls and internal audit procedures, and to address any deficiencies in such procedures;
•monitoring management’s compliance with all applicable laws, rules and regulations;
•reviewing our earnings releases and reports filed with the SEC;
•preparing the Audit Committee report required to be included in our annual report by SEC rules;
•reviewing the adequacy and effectiveness of our accounting and financial controls, including guidelines and policies for assessing and managing our risk exposure;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and for the confidential anonymous submission by Company employees of concerns regarding questionable accounting or audit matters;
•reviewing actions by management on recommendations of the independent auditors and internal auditors;
•reviewing and approving or ratifying related party transactions; and
•handling such other matters as are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at www.capitalbankmd.com.

Compensation Committee. The members of our Compensation Committee are Messrs. Bernstein (Chair), Whalen and Schwartz. Our Board of Directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.

Our Board of Directors has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee assists the Board of Directors in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers and the administration of our compensation and benefit plans. The Compensation Committee also oversees the administration of our equity-based incentive plans, reviews and approves performance goals under such plans, and evaluates whether our compensation programs appropriately align executive incentives with stockholder interests.

Among other things, our Compensation Committee has responsibility for:

•reviewing and determining, and recommending to the Board of Directors for its confirmation, the annual compensation, annual incentive compensation and any other matter relating to the compensation of our named executive officers; all employment agreements, severance or termination agreements, change in control agreements to be entered into between any executive officer and us; and modifications to our philosophy and compensation practices relating to compensation of our directors and management;
•reviewing and determining, and recommending to the Board of Directors for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under our benefit plans;
•taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority;
•reviewing, approving and administering each of our benefit plans, and performing such other duties and responsibilities as may be assigned to the Compensation Committee under the terms of such plans;
•reviewing with our Chief Executive Officer the compensation payable to employees other than the named executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;
•consulting with our Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;
•reviewing the performance of our named executive officers;
•reviewing and discussing with management any compensation discussion and analysis included in our annual meeting proxy statements and any other reports filed with the SEC and determining whether or not to recommend to our Board of Directors that such compensation discussion and analysis be so included;
•preparing the Compensation Committee report required by SEC rules to be included in our annual report;
•overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our Board of Directors relating to these matters;
•overseeing and making recommendations to the Board of Directors regarding the Company’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation and approval of equity compensation plans;
•conducting an annual evaluation of the performance of the Compensation Committee and the adequacy of its charter and recommending to the Board of Directors any changes that it deems necessary; and
•handling such other matters as are specifically delegated to the Compensation Committee by our Board of Directors from time to time.
Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at www.capitalbankmd.com.

Nominating and Corporate Governance Committee. The members of our Nominating and Corporate Governance Committee are Ms. Ratner-Salzberg (Chair), Messrs. Bernstein, Schwartz, Whalen and Bailey. Our Board of Directors has evaluated the independence of each of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.

The Nominating and Corporate Governance Committee assists the Board of Directors in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the

Board of Directors of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the Board of Directors of the Company and each of our subsidiaries, developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries.

Among other things, our Nominating and Corporate Governance Committee is responsible for:

•reviewing the performance of the boards of directors of the Company and each of our subsidiaries;
•identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our Board of Directors for election as directors and to fill any vacancies on the boards of directors of the Company and each of our subsidiaries;
•reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our stockholders;
•maintaining a commitment to diversity (including age, race, gender, ethnicity and experience) with respect to identification of potential candidates for membership on the boards of directors of the Company and each of our subsidiaries;
•reviewing and recommending to our Board of Directors each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her circumstances;
•reviewing the size and composition of the boards of directors of the Company and each of our subsidiaries as a whole, and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;
•monitoring the function of our standing committees and recommending any changes, including with regard to director assignments, and creation or elimination of any committee;
•developing, reviewing and monitoring compliance with our corporate governance guidelines and the corporate governance provisions of the federal securities laws and the listing rules applicable to us;
•investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our Board of Directors with recommended corrective actions;
•reviewing our corporate governance practices in light of best corporate governance practices among our peers and determining whether any changes in our corporate governance practices are necessary;
•considering any resignation tendered to our Board of Directors by a director and, as applicable, recommending the acceptance of such resignation if appropriate;
•considering questions of possible conflicts of interest involving directors, including activities that could be considered competitive with our operations or otherwise present a conflict of interest;
•overseeing our director orientation and continuing education programs for the Board of Directors;
•reviewing its charter and recommending to our Board of Directors any modifications or changes; and
•handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by our Board of Directors from time to time.

Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Nominating and Corporate Governance Committee is available on our website at www.capitalbankmd.com.

In carrying out its functions, the Nominating and Corporate Governance Committee develops qualification criteria for all potential nominees for election, including incumbent directors, board nominees and stockholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:

•adherence to high ethical standards and high standards of integrity;
•sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the Board of Directors and the specific committee for which he or she is being considered;
•evidence of leadership, sound professional judgment and professional acumen;
•evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;
•the ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;
•any related party transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
•the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of the Company and the interests of our stockholders.
The Nominating and Corporate Governance Committee also evaluates potential nominees for the Company’s Board of Directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with applicable SEC and Nasdaq Stock Market rules (to ensure that, at all times, at least a majority of our directors are independent).

Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s Board of Directors, the Nominating and Corporate Governance Committee considers and reviews the following attributes with respect to each sitting director:

•attendance and performance at meetings of the Company’s Board of Directors and the committees on which such director serves;
•length of service on the Company’s Board of Directors;
•experience, skills and contributions that the sitting director brings to the Company’s Board of Directors;
•independence and any conflicts of interest; and
•any significant change in the director’s status, including with respect to the attributes considered for initial membership on the Company’s Board of Directors.
Environmental, Social and Governance Committee. The members of our Environmental, Social and Governance Committee are Messrs. Bernstein (Chair), Brannan, Browning, Lewis and Ms. Ratner-Salzberg.

The Environmental, Social and Governance Committee assists the Board of Directors in its oversight responsibilities with regard to, but not limited to, environmental, health and safety, corporate social responsibility, sustainability, philanthropy, corporate governance, reputation, diversity, equity and inclusion, community issues, and any other public policy matters relevant to the Company.

Executive Committee. The Executive Committee’s primary role is to exercise all of the powers of the Board of Directors during the intervals between meetings of the Board of Directors, except as limited by the laws of the State of Maryland, our Articles and our Bylaws. The members of the Executive Committee consist of Messrs. Schwartz (Chair), Barry, Bernstein, Levitt, and Whalen.

Risk Committee. The members of our Risk Committee are Messrs. Lewis (Chair), Bailey, Schwartz, McConnell and Ms. Scully.

The Risk Committee provides governance and oversight of the Company’s risk management framework, including, among other things, the identification, assessment, measurement, monitoring, and management of key risks affecting the Company, the Bank, and the Company’s other subsidiaries.

Board and Committee Meetings and Executive Sessions

Our Board held five meetings during fiscal year 2024. During fiscal year 2024, the Board had six separately designated standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee, the Environmental, Social and Governance Committee and the Risk Committee.

In fiscal year 2024, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which that person served as a director) and (2) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

It is the Company’s policy that the independent directors of the Company meet in executive sessions without management at least twice on an annual basis in conjunction with regularly scheduled board meetings. Executive sessions at which the independent directors meet with the Chief Executive Officer also may be scheduled.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information as of the Record Date relating to the beneficial ownership of common stock by (i) each of our directors and executive officers named in the Summary Compensation Table (such executive officers are referred to herein as the “Named Executive Officers”); and (ii) all of our directors and executive officers as a group; and includes all shares of common stock that may be acquired within 60 days of the Record Date. As of the Record Date, no person or group is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock other than the directors indicated below. The address of each of the persons named below is the address of the Company except as otherwise indicated.

	Number of	Percent of
	Shares	Class
	Beneficially	Beneficially
Name	Owned	Owned
Directors, Nominees and Named Executive Officers
Jerome R. Bailey(1)	143,172	*
Edward F. Barry(2)	399,457	2.37%
Joshua B. Bernstein(3)	871,428	5.17%
C. Scott Brannan(4)	11,465	*
Scot R. Browning(5)	529,571	3.14%
Karl Dicker(6)	71,782	*
Randall J. Levitt(7)	1,008,047	5.98%
Fred J. Lewis(8)	51,868	*
Marc McConnell(9)	222,551	1.32%
Steven M. Poynot(10)	8,875	*
Deborah Ratner-Salzberg(11)	65,329	*
Steven J. Schwartz(12)	737,096	4.38%
Mary Ann Scully(13)	13,911	*
James F. Whalen(14)	980,058	5.82%
All Directors, Nominees and Executive Officers as a Group (22 Persons)	5,303,780	31.59%
*    Denotes less than 1%

(1)    Includes 82,797 shares held by the Jerome R. Bailey Revocable Living Trust. Includes 8,532 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 9,935 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(2)    Includes 220,004 shares held with Mr. Barry’s spouse. Includes 40,019 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 53,205 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(3)    Includes 303,200 shares held by the Bernstein Fund LLC, where Mr. Bernstein owns 16.7%. Includes 154,400 shares held by SandBern Ventures, LLC, where Mr. Bernstein owns 66.67%. Includes 324,000 shares held by Mr. Bernstein’s deceased father, for whom he is executor of his estate. Includes 4,869 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 9,586 shares of our common stock underlying options and restricted stock awards that are subject to vesting.

(4)    Includes 2,395 shares held by Mr. Brannan as custodian for the benefit of his grandchildren. Includes 6,565 shares of common stock underlying options that are currently exercisable within 60 days of March 24, 2025. Excludes 8,283 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(5)    Includes 15,984 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 10,820 shares of our common stock underlying options and restricted stock awards that are subject to vesting. Mr. Browning has pledged 100,000 shares of common stock to secure a loan obligation.
(6)    Includes 15,461 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 13,094 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(7)    Includes 266,665 shares held by the Randall James Levitt Revocable Trust (“RJRT”), a trust that benefits Mr. Levitt and for which he acts as sole trustee. Includes 4,626 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Includes 392,000 shares held by BTC Trust Company of South Dakota (“BTC”), FBO the RSL Family Trust (formerly known as the Richard S. Levitt Fifth Trust), whose business affairs are managed by Nellis Corporation (“Nellis”), a company that employs Mr. Levitt and at which he serves as President. Includes 100,000 shares held by Montrose Lending Group, LLC, a company that is (i) owned by (y) NC Associates Corporation (“NC”), a company 50 percent owned by RJRT, and (z) BTC, FBO the RSL Family 2011 Dynasty Trust and the JSL Family 2011 Dynasty Trust whose business affairs, respectively, are managed by Nellis and (ii) managed by NC. Includes 30,000 shares held by BTC, FBO the Brian Z. Tross 2012 B Trust, a trust that benefits one of Mr. Levitt's nephews and whose business affairs are managed by Nellis. Includes 30,000 shares held by BTC, FBO the Adam J. Tross 2012 B Trust, a trust that benefits one of Mr. Levitt's nephews and whose business affairs are managed by Nellis. Includes 30,700 shares held by RJL Investment Company, LLC, a company that is (i) owned by BTC, in its capacity as the trustee of the Randall James Levitt 1968 B Trust, a trust that benefits Mr. Levitt and (ii) managed by an entity that is owned by RJRT. Includes 154,056 shares held by Maud Associates, LLC, a company that is 50 percent owned by a trust that benefits one of Mr. Levitt’s daughters and for which Mr. Levitt acts as sole trustee. Excludes the following as to which Mr. Levitt has disclaimed beneficial ownership: 16,800 shares owned by Needle Leaf Associates, LLC, a company owned by one of Mr. Levitt's daughters and her husband; 15,000 shares held by MAL Investment Company, LLC, which is owned by BTC, in its capacity as trustee of the Mark Alan Levitt 1966 B Trust, a trust that benefits Mr. Levitt's brother; 73,500 shares held by MAL Revocable Trust, a trust that benefits Mr. Levitt's brother; 13,500 shares held by Beth L. Tross Revocable Trust, a trust that benefits Mr. Levitt's sister; 500 shares held by the Beth L. Tross IRA, an account that benefits Mr. Levitt's sister; 20,000 shares held by BTC, FBO the Beth L. Tross Legacy Trust, a trust that benefits Mr. Levitt's sister and the descendants of Mr. Levitt's brother-in-law; 3,000 shares held in a joint account by Mr. Levitt's sister and brother-in-law; 4,000 shares held by the Nathan R. Tross IRA, an account that benefits Mr. Levitt's brother-in-law; 300 shares held by Adam J. Tross, one of Mr. Levitt's nephews; and 2,000 shares held by Brian Z. Tross, one of Mr. Levitt's nephews. Also excludes 7,866 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(8)    Includes 16,672 shares held by Dominion Insurance, Inc. where Mr. Lewis is a managing partner. Includes 7,636 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 10,330 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(9)     Includes 156,926 shares held by McConnell Legacy Investments, LLC. Includes 3,345 shares held by his IRA, an account Mr. McConnell owns and manages. Includes 44,823 shares held by the Marc H. McConnell Revocable Trust, a trust that benefits Mr. McConnell and for which he acts as sole trustee. Includes 1,114 shares held by Mr. McConnell as custodian for the benefit of his children. Includes 4,524 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 6,589 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(10)    Includes 4,503 shares held by his IRA, an account Mr. Poynot owns and manages. Includes 3,440 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 12,009 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(11)    Includes 14,632 shares held by the Deborah Ratner-Salzberg Trust. Excludes 62,800 shares owned by R. Capital II, Ltd, as to which Ms. Ratner-Salzberg has disclaimed beneficial ownership. Includes 6,126 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 7,872 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(12)    Includes 663,313 shares held by Prudent Investments, LLC where Mr. Schwartz is a Manager. Includes 9,908 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 10,808 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(13)    Includes 375 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 3,666 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(14)    Includes 58,400 shares held by Millennium Trust Company, LLC FBO James Whalen. Includes 668,554 shares held by the James F. Whalen Revocable Trust. Includes 240,409 shares held by the Whalen Family, LLC. Includes 2,821 shares held by NMW Investments, LLC. Includes 2,821 shares held by KAW Investments, LLC. Includes 6,158 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 24, 2025. Excludes 10,808 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS

Set forth below is information regarding each of our current executive officers who are not directors of the Company, including their title, age as of the date of this Proxy Statement and a brief biography describing each executive officer’s business experience.

Name	Age	Position
Michael Breckheimer	37	Senior Vice President, Head of Windsor
Dominic Canuso	50	Executive Vice President and Chief Financial Officer of the Bank
Jacob Dalaya	33	Executive Vice President and Chief Strategy Officer of the Bank
Karl Dicker	50	President of OpenSky™ & Fintech
Gary Kausmeyer	44	Executive Vice President and Chief Risk/Compliance Officer of the Bank
JJ Kaye	40	Executive Vice President and Chief Marketing Officer of the Bank
Anguel Lindarev	52	Executive Vice President and Chief Information Officer of the Bank
Steven M. Poynot	46	President and Chief Operating Officer of the Bank
Eric Suss	48	Executive Vice President and Chief Human Resource Officer of the Bank
Kathy Yamada	59	Executive Vice President and Chief Credit Officer of the Bank

Michael Breckheimer. Mr. Breckheimer joined the Bank in October 2024 as Senior Vice President, Head of Windsor. He is an experienced financial services professional with expertise in capital markets, government-guaranteed lending, and bank strategic planning. Mr. Breckheimer joined the Bank through the Company's acquisition of Integrated Financial, where he served as EVP, Chief Strategy Officer since February 2021. Prior to his role as Chief Strategy Officer at Integrated Financial, he was President & Chief Executive Officer of Windsor Advantage, LLC since July 2018. Earlier in his career, he held various positions in Management Consulting at KPMG. He has significant experience advising banks, credit unions, and private lenders on commercial lending strategies, particularly in the government-guaranteed lending space. Mr. Breckheimer earned a Bachelor’s Degree in Finance, with honors, from Miami University (OH).

Dominic Canuso. Mr. Canuso joined the Bank in July 2024 as Executive Vice President, Chief Financial Officer and has over 25 years of experience in banking and financial services with significant experience in all areas of Finance and Accounting, Strategic Planning, Mergers and Acquisitions, and Business Optimization. Mr. Canuso previously served as Executive Vice President and Chief Financial Officer of WSFS Bank from 2016 through 2023, along with Executive Leader of Cash Connect division of WSFS Bank from 2018 through 2023. In these roles, Mr. Canuso led the financial efforts to quadruple WSFS Bank to over $20 Billion in assets during his tenure and co-led the acquisition and conversion efforts for its acquisitions of Beneficial Bank ($5.8 Billion in assets) and Bryn Mawr Trust ($5.5 Billion in assets), while doubling the fee revenues at the Cash Connect division. Mr. Canuso currently serves on NASDAQ’s Listing and Hearing Review Council. Prior to his service at WSFS Bank, Mr. Canuso was at Barclays Bank, Advanta Bank, and Arthur Andersen Consulting. Mr. Canuso earned his Bachelor of Science Degree in Finance and Executive MBA from Villanova University and is a charterholder and member of the Chartered Financial Analyst® (CFA) Institute.

Jacob Dalaya. Mr. Dalaya joined the Bank in October 2023 as Chief Strategy Officer. Mr. Dalaya is an experienced financial services professional with expertise in mergers and acquisitions, capital markets, corporate finance and bank strategic planning. Mr. Dalaya joined from Webster Financial Corporation (previously Sterling Bancorp) where he worked on various transformative and strategic initiatives for the bank since 2022. Prior to joining Webster, since 2020, Mr. Dalaya served in the investment banking division at Keefe, Bruyette & Woods as Vice President. Earlier in his career he held various positions in the investment banking division at J.P. Morgan Securities within the Financial Institutions Group. He has significant experience advising banks, specialty finance and financial technology companies on mergers and acquisitions, capital raising and strategic alternatives. Mr. Dalaya received a Bachelor's Degree in Economics from New York University.

Karl Dicker. Mr. Dicker joined the Bank in 2018 as Chief Operating Officer and in October 2022, he transitioned to President of OpenSky™ & Fintech.  He currently has accountability for the OpenSky™ division of the Bank as well as marketing and fintech strategy across the entire Bank. Prior to joining the Bank, Mr. Dicker was Senior Vice President at Capital One Bank where he led Treasury Management Strategy, Marketing & Analytics and served as Head of Enterprise Payments. Mr. Dicker spent more than 16 years at Capital One in various positions across consumer, business and commercial business lines in functional roles ranging from corporate strategy to operations to sales enablement to business transformation and analysis.  Mr. Dicker received a Bachelor of Science in Civil Engineering from Worcester Polytechnic Institute, and a Master of Business Administration from the Fuqua School of Business at Duke University. From 2012 to 2022, he served as a Trustee on the Shaare Torah Board and served terms as VP of Finance and as an Executive Committee member. Since 2019, he has served on the Executive Committee of the National Capital Area Leukemia and Lymphoma Society Light the Night campaign and served a term as co-chair.

Gary Kausmeyer. Mr. Kausmeyer, joined the Bank in February 2020 as Executive Vice President, Chief Risk/Compliance Officer and has nearly 20 years of experience implementing and managing risk in publicly traded financial institutions.  He has extensive experience in Appraisal Review, Bank Secrecy Act/Anti-Money Laundering Compliance, Corporate Governance, Enterprise Risk Management, Information Security, Internal Audit, Loan Review, Regulatory Compliance, Security/Fraud Investigations, and Vendor Risk Management. Prior to joining Capital Bank, Mr. Kausmeyer served as an independent consultant advising clients on risk management. Before that, since June 2011, Mr. Kausmeyer previously served in several senior risk management roles at community banks across the country, including as SVP, Deputy Chief Risk Officer for Banc of California, NA and as EVP, Chief Risk Officer for both Los Alamos National Bank and First Place Bank.  Prior to his banking career, he worked in Assurance Services in the public accounting sector. Mr. Kausmeyer attended the ABA Stonier Graduate School of Banking at the University of Pennsylvania and earned both his Stonier Diploma and Wharton Leadership Certificate.  Mr. Kausmeyer earned a Master of Accountancy from the Jack C. Massey Graduate School of Business at Belmont University and a Bachelor of Business Administration in Accounting and Legal Studies from the University of Miami (FL).  Mr. Kausmeyer is a Certified Public Accountant, Certified Anti-Money Laundering Specialist, Certified in Risk and Information Systems Control, and a Certified Sarbanes-Oxley Expert.

JJ Kaye. Mr. Kaye joined the Bank in November 2022 and serves as Executive Vice President, Chief Marketing Officer with over 15 years of experience leading strategy and creative across brand, acquisition and product innovation. Prior to joining Capital Bank, since 2019, he served as a Director of Innovation, Partner at Meaningful Works, leading cross-disciplinary teams, developing digital lines of business, and account development. Prior to his time at Meaningful Works, he founded High Pressure Zone and partnered with industry leaders to build and launch customer-centric products and brands. Mr. Kaye graduated from UCLA with a Bachelor of Fine Arts degree in Design Media Arts.

Anguel Lindarev. Mr. Lindarev joined the Bank in March 2024 and serves as Executive Vice President, Chief Information Officer with over 25 years of experience leading strategy, architecture, technology operations, infrastructure, data and cyber security. Prior to joining the Bank, since 2020, he served as Executive Vice President, Chief Information Officer of American National Bank, leading the development of a digital bank, Banking-as-a-Service line of business and a core conversion. Prior to this role, he served as Domain CIO for Comerica Bank responsible for Wealth Management, Cards, Treasury and Payments and as Vice President Technology for American Express leading consumer and small business web and mobile development and Corporate Payments. Currently, he is responsible for developing the strategic roadmap for the overall technology landscape, driving digital transformation powering the customer experience and the growth agenda of the Bank. Mr. Lindarev graduated from Arizona State University with a Master of Business Administration, Financial Management and Markets degree.

Steven M. Poynot. Mr. Poynot joined the Bank in October 2022 and serves as President and Chief Operating Officer and has over 25 years of experience in business development, data and financial analysis, risk management, strategic planning, operations and information management, and technology delivery. Mr. Poynot previously served as Executive Vice President and Chief Operating Officer of F&M Trust from February 2022 to September 2022. In this role he had the management responsibility for Commercial & Retail Banking, Information Technology, Deposit & Loan Operations, Project Management, and Facilities. Prior to this role, Mr. Poynot served as Executive Vice President and Chief Information Officer at Howard Bank. Mr. Poynot served Howard Bank in various roles for over 17 years, including serving as Chief Credit Officer for the bank and spent a period of time building out the commercial banking infrastructure for Howard Bank with the creation of the Credit department as well as the Client Services Support Team. Currently, he is responsible for managing day to day operations of the company, directly managing the divisional leaders for sales, credit, branch, product, and operations. Mr. Poynot earned a Master of Business Administration from Loyola University and is a graduate of the University of Baltimore with a Bachelor of Business Administration in Finance.

Eric Suss. Mr. Suss joined the Bank in 2012 and has nearly 25 years of experience in human resources and talent development. He serves as Executive Vice President, Chief Human Resources and is responsible for attracting, retaining, and developing the best talent in a highly competitive market, as well as compensation, benefits, employee relations and internal communications. In addition to his Human Resources responsibilities, Mr. Suss leads Facilities and ESG for the Bank. Mr. Suss graduated from the University of Maryland and holds both a SHRM Senior Certified Professional (SHRM-SCP) and a Senior Professional in Human Resources (SPHR) from the Human Resources Certification Institute (HRCI).

Kathy Yamada. Ms. Yamada has served as our Chief Credit Officer since December 2010 and has over 25 years of banking experience. She is responsible for the Bank’s credit administration function including credit policy, loan approval process, loan quality, portfolio risk management and special assets. Ms. Yamada is also a member of the Bank’s Management Loan Committee, Credit Loan Committee and Special Assets Committee. Since joining the Bank, Ms. Yamada has successfully managed the reduction in the Bank’s criticized, classified and overall non-performing asset levels. Ms. Yamada’s prior banking experience includes a 20 year career with Equitable Bank, headquartered in Wheaton, Maryland, as Senior Vice President, where she was responsible for managing that bank’s loan origination and credit administration functions and the residential mortgage loan origination division. As a member of Equitable Bank’s senior management team, Ms. Yamada played a key role in Equitable Bank’s conversion from a mutual savings and loan association to a publicly traded bank.  Following the sale of Equitable Bank in 2003, she continued her community banking career in various consulting and loan origination positions. Ms. Yamada joined Fannie Mae’s multi-family legal team in 2007 as a paralegal in the Housing and Community Development division providing support in the revision and re-launch of the Delegated Underwriting and Servicing Guide. Ms. Yamada received a Bachelor of Arts in Finance from the University of Maryland.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The following table sets forth compensation paid or awarded to, or earned by, each of our directors (except for Mr. Barry, whose compensation is disclosed under “Summary Compensation Table” below and Mr. Browning who does not receive separate compensation for his service on the Board) during 2024. Each of the Company's directors also served as directors of the Bank during 2024.

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($)	($) (1)	($) (1)	($)
Jerome R. Bailey	72,600	29,403	36,108	138,111
Joshua B. Bernstein	24,600	29,403	36,108	90,111
Randall J. Levitt	43,200	24,224	29,736	97,160
Fred J. Lewis	54,000	29,403	36,108	119,511
Marc McConnell	5,100	—	—	5,100
Deborah Ratner-Salzberg	20,400	20,764	25,488	66,652
Steven J. Schwartz	111,000	38,067	46,728	195,795
Mary Ann Scully	40,800	12,971	15,930	69,701
James F. Whalen	87,000	38,067	46,728	171,795
C. Scott Brannan	19,500	24,224	29,736	73,460
(1)    Represents the grant date fair value of stock awards and option awards calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 ("FASB ASC Topic 718"). A stock award was granted on January 1, 2024, at a per share price of $24.20. The grant date fair value of options awarded to directors on January 1, 2024 was $10.62. See Note 15 to the consolidated audited financial statements contained in the 2024 Annual Report regarding assumptions underlying valuation of equity awards. The fair market value of shares was based on 100% of the closing price per share of our common stock on the date of grant.

For the year ended December 31, 2024, the Company's directors, other than the Chairman of the Board, received a $500 monthly retainer in cash. Members of the Company's Audit Committee and Compensation Committee received a $500 monthly retainer in cash. Members of the Nominating and Governance Committee received a $250 monthly retainer in cash. Members and the Chair of the Environmental, Social and Governance Committee received a $200 monthly retainer in cash. Members of the of the Risk Committee received a monthly retainer of $400 in cash. The Chair of the Bank's Risk Committee received a monthly retainer of $800 in cash. Mr. Schwartz received a monthly retainer of $5,400 for his services as Chairman of the Board of the Company. The Chair of the Company's Audit Committee, Compensation Committee and Nominating and Governance Committee received a monthly retainer of $1,000 in cash.

For the year ended December 31, 2024, the Bank's directors, other than the Bank’s Chairman of the Board, received $1,200 in cash for each meeting attended of the Bank's Board of Directors. The Bank’s Chairman of the Board received a monthly retainer of $5,400 in cash.

For the year ended December 31, 2024, members of the Bank’s Loan Committee, other than the Bank’s Chairman of the Board, Chief Executive Officer and the Chair of the Loan Committee, who participate in sixty percent or more of the Loan Committee meetings received a monthly retainer of $800 in cash. The Bank’s Loan Committee Chair received a monthly retainer of $2,400 in cash.

For the year ended December 31, 2024, members of the Bank’s Audit and Compliance Committee, other than the Chair of the Audit and Compliance Committee, received a $400 monthly retainer in cash. The Chair of the Bank’s Audit and Compliance Committee received a monthly retainer of $800 in cash.

For the year ended December 31, 2024, members of the Bank’s Finance Committee, other than Chair of the Finance Committee, received a monthly retainer of $400 in cash. The Chair of the Bank’s Finance Committee received a monthly retainer of $800 in cash.

For the year ended December 31, 2024, members of the Bank's Asset/Liability Committee received a monthly retainer of $400 in cash. The Chair of the Bank's Asset/Liability Committee received a monthly retainer of $800 in cash.

For the year ended December 31, 2024, members and the Chairs of the Bank's Strategic Innovations Committee and Special Assets Committee received a monthly retainer of $200 in cash.

EXECUTIVE COMPENSATION

Our Named Executive Officers ("NEOs") for 2024, which consist of our principal executive officer and the Company’s two other most highly compensated executive officers, are:

•Edward F. Barry, Chief Executive Officer of the Company and the Bank;
•Steven M. Poynot, President and Chief Operating Officer of the Bank; and
•Karl Dicker, President of OpenSky™ & Fintech

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by and paid to our NEOs for the years ended December 31, 2024 and 2023.

				Stock	Option	All other
Name and principal		Salary	Bonus	Awards	Awards	compensation	Total
position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)
Edward F. Barry Chief Executive Officer	2024	663,950	337,500	425,000	87,500	39,832	1,553,782
	2023	603,750	175,000	175,000	126,059	38,984	1,118,793

Steven M. Poynot President and Chief Operating Officer	2024	379,200	150,000	34,500	34,500	35,106	633,306
	2023	350,000	95,000	—	54,799	33,409	533,208

Karl Dicker President of OpenSky™ & Fintech	2024	389,925	244,522	30,960	30,960	13,196	709,563
	2023	374,930	205,840	—	58,676	11,846	651,292

(1)    These amounts represent the aggregate grant date fair value of restricted stock earned in 2024 and 2023, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in the Summary of Significant Accounting Policies note and the Stock-Based Compensation note to our consolidated financial statements as of December 31, 2024. The fair market value of shares was based on 100% of the closing price per share of our common stock on the date of grant.
(2)    These amounts represent the aggregate grant date fair value of option awards for the years ended December 31, 2024 and 2023 calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the option award amounts are set forth in the Stock-Based Compensation note to our consolidated financial statements as of December 31, 2024 included in our 2024 Annual Report. The 2023 option awards were earned in 2023 and granted in 2024.
(3)     “All Other Compensation” for the NEOs is further described below.

ALL OTHER COMPENSATION

		401(k)		Auto	Cell Phone	Health &
Name and principal		Match	HSA	Allowance	Allowance	Welfare	Total
position	Year	($)	($)	($)	($)	($)	($)
Edward F. Barry Chief Executive Officer	2024	10,350	3,000	6,000	900	19,582	39,832
	2023	9,900	3,000	6,000	—	20,084	38,984

Steven M. Poynot President and Chief Operating Officer	2024	10,350	—	6,000	900	17,856	35,106
	2023	9,900	—	6,000	—	17,509	33,409

Karl Dicker President of OpenSky™ & Fintech	2024	10,350	—	—	900	1,946	13,196
	2023	9,900	—	—	—	1,946	11,846

Narrative Discussion of Summary Compensation Table

General. We compensate our NEOs through a combination of base salary, cash bonuses, equity awards and other benefits, including certain perquisites. Each of our NEOs has substantial responsibilities in connection with our day-to-day operations.

Base Salary. The Compensation Committee reviews and approves base salaries of our NEOs. In setting the base salary of each NEO for the periods presented above, the Compensation Committee relied on market data provided by our human resources department and survey data from industry resources. The Compensation Committee also retains independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our regularly scheduled performance review process and otherwise upon a promotion or other change in job responsibility.

Bonuses. Our NEOs are also eligible to receive an annual bonus as a percentage of base salary based on our achievement of various metrics. Annual incentive awards are intended to recognize and reward those NEOs who contribute meaningfully to our performance for the corresponding year. Our Board of Directors has discretion to determine whether and in what amounts or form (cash or stock) any such bonuses will be paid in a given year.

For 2024, the Compensation Committee utilized a performance-based approach for determining incentives for our NEOs. Mr. Barry had a maximum opportunity of 120 percent of salary; Mr. Poynot had a maximum opportunity of 45 percent of salary; and Mr. Dicker had a maximum opportunity of 90 percent of salary. Every year the Compensation Committee communicates both quantitative and qualitative performance factors to the Chief Executive Officer. Mr. Barry's goals for 2024 included metrics related to return on equity, core deposit growth, net loan growth, Capital Bank Home Loans ("CBHL") profitability, and OpenSky™ net card growth, weighted at 60 percent, and several strategic objectives, weighted at 40 percent. Performance goals for Messrs. Poynot and Dicker were set by the Chief Executive Officer and included metrics related to net income, return on equity, loan and deposit growth, OpenSky™ profitability, and other strategic objectives.

At the end of the year, the Compensation Committee assessed the Company's and Mr. Barry's quantitative goal performance including return on equity, core deposit growth, net loan growth, CBHL profitability, OpenSky™ profitability and OpenSky™ net card growth and also scored the Chief Executive Officer at 35.2 percent on his qualitative goals (which were weighted 40 percent of his total award opportunity). The Company missed its return on equity target and OpenSky™ profitability target and met or exceeded all other quantitative goals. This resulted in a bonus payout of $675,000 for Mr. Barry, which is reflected in the Summary Compensation Table above (paid 50 percent in cash and 50 percent in restricted stock which vests in equal annual installments over a three year period). The Compensation Committee scored Messrs. Poynot and Dicker achievement of performance goals at 37.5 percent and 62.7 percent of their respective salaries, respectively, due to the Company's performance on the quantitative objectives for each and for individually achieving and/or exceeding some of the established qualitative components. This resulted in a bonus payout of $150,000 for Mr. Poynot and $244,522 for Mr. Dicker, which is reflected in the Summary Compensation Table above.

Mr. Barry will continue to have a maximum opportunity of 120 percent of base salary in 2025. The quantitative performance goals for the Chief Executive Officer will include return on equity, core deposit growth, net loan growth, mortgage and OpenSky™ profitability and net card growth for OpenSky™. These goals will comprise 60 percent of Mr. Barry's incentive award. The remaining 40 percent will be contingent on his success in executing key strategic objectives as communicated to the Chief Executive Officer by the Compensation Committee.

Equity Awards. The stock option awards reflected in the table above were issued pursuant to the 2017 Plan, which, as described more fully below, allows the Compensation Committee to establish the terms and conditions of the awards, subject to the plan terms. We believe these awards to our executive officers help align the interests of management and our stockholders and reward our executive officers for improved Company performance.

Capital Bank 401(k) Plan. Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. Our NEOs may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected a safe harbor 401(k) Plan and, as such, make an annual contribution of 3% of eligible employees’ salaries annually. An employee does not have to contribute to receive the employer contribution.

Health and Welfare Benefits. Our NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites. We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to enable us to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis. The perquisites received by our NEOs in 2024 and 2023 included automobile and transportation allowances.

Option Grant Practices and Use of Material Nonpublic Information

Although we are not currently subject to Item 402(x) of Regulation S-K, we are voluntarily providing disclosure to enhance transparency regarding our equity award practices.

The Compensation Committee does not coordinate the timing of option grants with the release of material nonpublic information. Equity awards are typically granted on pre-determined meeting dates of the Compensation Committee, and are subject to the Company’s Insider Trading Policy, which prohibits trading (and awards) when material nonpublic information is known to the participant or the Company. All awards are granted with an exercise price equal to the closing market price the last trading day prior to the date of grant. The Company does not time the public disclosure of material nonpublic information to affect executive compensation outcomes.

During the last completed fiscal year, the Company did not make any stock option awards to NEOs within the four-business-day period before or the one-business-day period after the filing of any Form 10-K, 10-Q, or 8-K containing material nonpublic information (as defined in Item 402(x)). Accordingly, no tabular disclosure under Item 402(x)(2)(ii) is required.

Nonqualified Deferred Compensation Plan

In December 2021, the Board of Directors of the Bank approved and adopted a Nonqualified Deferred Compensation Plan (the "NQDCP"). The NQDCP constitutes an unfunded, nonqualified deferred compensation plan that provides deferred compensation benefits for a select group of management and highly compensated employees. Pursuant to the terms of the NQDCP, the Bank will make discretionary credits to participants' accounts for any year. The credits will vest in full upon completion of ten years of service by the participant. Participants' accounts will bear interest from the annual deemed contribution date of December 31 each year based on the rate of the ten year treasury rate as of December 31 for each following year. Participants are entitled to receive a distribution of their vested accounts generally upon a termination of employment (including by reason of disability or death), which will be distributed in ten equal annual installments. Any amounts credited to a participant's account that are not vested at the time of a distribution event shall be forfeited. For 2024, Mr. Barry, Mr. Poynot, and Mr. Dicker were credited $140,000, $60,000, and $58,489, respectively, as part of the NQDCP.

Clawback Policy

The Compensation Committee believes it is appropriate to adjust or recover incentive awards or payments in the event the financial reporting measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. As required under SEC and Nasdaq Stock Market rules, the Board approved the Incentive Compensation Recovery Policy (the "Clawback Policy") effective November 17, 2023. The Clawback Policy applies in the event that the Company is required to prepare an accounting restatement. In such event, the Company shall recover any awarded incentive compensation received by an executive officer during the three completed fiscal years immediately preceding the date of such restatement that exceeds the amount that would have been received if based on the restated amounts, without regard to taxes paid by the executive officer of the Company. The Company will not indemnify any executive officer against the loss of any incorrectly awarded or otherwise recouped incentive compensation. The obligation to recover such erroneously awarded compensation is not dependent on if or when the Company files restated financial statements with the SEC and does not require any finding of misconduct by an executive officer or such officer being found responsible for the accounting error leading to the accounting restatement.

Our Clawback Policy, adopted in compliance with SEC Rule 10D-1 and Nasdaq listing standards, is filed as Exhibit 97.1 to our 2024 Annual Report.

Compensation Consultants

From time to time, the Compensation Committee will retain independent consultants to benchmark compensation at the Company. For 2024 and 2023, the Compensation Committee retained ChaseCompGroup, LLC as the Compensation Committee's independent compensation consulting firm. ChaseCompGroup, LLC reviewed executive and director pay levels as well as assisted the Compensation Committee with annual and long-term incentive programs and reviewed employment contracts.

ChaseCompGroup, LLC reports directly to the Chair of the Compensation Committee. ChaseCompGroup, LLC consultants do not have any personal or business relationships with any member of management or the Compensation Committee. The Compensation Committee will assess the independence of ChaseCompGroup, LLC annually in light of SEC rules regarding compensation consultant independence to ensure there are no conflict of interest issues.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we provide the following disclosure regarding executive compensation for our Principal Executive Officer (“PEO”) and to our Non-PEO NEOs and certain Company performance for the fiscal years listed below. The disclosure follows SEC guidelines for smaller reporting companies.

The Pay versus Performance table below summarizes the compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2024, 2023 and 2022 calendar years.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)	Net Income ($)
2024	1,553,782	1,282,179	671,435	623,696	113	30,972,000
2023	1,118,793	1,001,287	592,250	534,548	95	35,871,000
2022	1,103,095	834,486	681,812	559,052	91	41,804,000

Calculation of Compensation Actually Paid ("CAP"). To calculate the CAP to our PEO and Non-PEO NEOs in the table above according to SEC reporting rules, the following adjustments were made to Total Compensation as reported in the Summary Compensation Table for each covered year:

	2024		2023		2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table ($)	1,553,782	671,435	1,118,793	592,250	1,103,095	681,812
Less: Stock Awards from Summary Compensation Table ($)	(425,000)	(32,730)	(175,000)	—	(164,000)	—
Less: Option Awards from Summary Compensation Table ($)	(87,500)	(32,730)	(126,059)	(56,738)	(175,000)	(60,705)
Add: Fair Value at Year-End of Stock and Option Awards Granted During the Year that are Outstanding and Unvested at the End of the Year ($)	312,301	32,696	318,708	28,518	223,512	—
Add: Change in Fair Value of Stock and Option Awards Granted in any Prior Year that are Outstanding and Unvested at the End of the Year ($)	(19,940)	(11,018)	(79,972)	(14,091)	(113,392)	(36,753)
Add: Change in Fair Value of Stock and Option Awards that Vested as of the Vesting Date as Compared to the End of the Prior Year ($)	(51,464)	(3,957)	(55,183)	(15,391)	(39,729)	(25,302)
Total Compensation Actually Paid ($)	1,282,179	623,696	1,001,287	534,548	834,486	559,052

The following table presents the relationship between CAP to our PEO and the average compensation amounts paid to the non-PEO NEOs to the Company's Total Stockholder Return ("TSR"). In the table that follows, TSR measures return to an investor for a $100 investment in the Company at December 31, 2021 and reflects reinvestment of all dividends. The TSR amounts in the graph below reflect the values described in the "Pay Versus Performance" table above.

Compensation Actually Paid vs. CBNK Total Stockholder Return
Compensation ($)
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Total Stockholder Return on $100 Invested on 12/31/2021
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
$91
$95
$113
$834,486
$559,052
$1,001,287
$534,548
$1,282,179
$623,696
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Capital Bancorp, Inc. Total Stockholder Return

The following table presents the relationship between CAP to our PEO and the average compensation amounts paid to the non-PEO NEOs to the Company's net income.

Compensation Actually Paid vs. CBNK Total Net Income
Compensation ($)
Net Income ($)
$0
$200,000
$400,000
$600,000
$800,000
$1,000,000
$1,200,000
$1,400,000
$0
$5,000,000
$10,000,000
$15,000,000
$20,000,000
$25,000,000
$30,000,000
$35,000,000
$40,000,000
$45,000,000
$41,804,000
$35,871,000
$30,972,000
$834,486
$559,052
$1,001,287
$534,548
$1,282,179
$623,696
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Capital Bancorp, Inc. Total Net Income

Agreements with Named Executive Officers

We have entered into employment agreements with each of our NEOs, each of which is summarized below.

Employment Agreement with Edward F. Barry

On January 7, 2019, the Company and the Bank entered into an employment agreement, effective as of January 1, 2019, with Edward F. Barry, Chief Executive Officer of the Company and the Bank. This employment agreement was subsequently amended on June 15, 2021 and expired on June 30, 2022.

On June 29, 2022, the Company and the Bank entered into a new employment agreement with Mr. Barry (the "Barry Employment Agreement"). The Barry Employment Agreement provides for an initial term of three years ending on June 30, 2025, subject to automatic renewals for an additional year each year thereafter, unless any party provides written notice of non-renewal at least six months in advance of the anniversary date (June 30th of each year beginning in 2025). Pursuant to the Barry Employment Agreement, Mr. Barry is entitled to an annual base salary of $575,000 in calendar year 2022. Beginning in 2023, Mr. Barry’s base salary will be subject to an annual review by the Compensation Committee for a possible increase, but not a decrease. The Barry Employment Agreement further provides that Mr. Barry is eligible to receive (i) annual incentive compensation up to an additional 120% of his base salary, which incentive compensation shall be paid one-half in common stock and one-half in cash, subject to annual review by the Company's Board, and (ii) an incentive stock option award, as determined by the Compensation Committee, of the Company’s common stock on each of January 1, 2023 and January 1, 2024. The stock option awards shall vest ratably in four equal annual installments on January 1st each year after the grant date (provided 100% shall vest upon a change in control, as defined in the Barry Employment Agreement). Mr. Barry is also eligible to receive benefits under any employee benefit plans made available by the Company or the Bank to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank in the future to senior executives. Mr. Barry also received a $1,500,000 term life insurance policy payable to his designated beneficiaries on death and a $500 per month car allowance.

Mr. Barry is entitled to certain severance benefits upon the occurrence of an event of termination without cause or if Mr. Barry resigns for good reason at least a year prior to a change in control, in each case as outlined and defined in the Barry Employment Agreement. Following an event of termination without cause or a resignation for good reason at least a year prior to a change in control, the Bank shall pay Mr. Barry as severance for 18 months (i) Mr. Barry’s monthly base salary in effect on the date of termination and (ii) an amount equal to 50% of the target annual incentive payment, which target shall be 100% of Mr. Barry’s base salary in effect on the date of termination, in equal monthly installments. Additionally, the Bank will continue to cover Mr. Barry under its medical coverage, or under appropriate substitute individual coverages, which shall cease upon the earlier of 18 months or the date on which he becomes a full-time employee of another employer that provides substantially similar medical coverage. If the Bank cannot continue to cover Mr. Barry under its existing medical plan, the Bank will pay him cash during the 18 month period equal to the annual premium amount.

Upon an event of termination without cause or if Mr. Barry resigns for good reason within one year of a change in control of the Company during the term of the Barry Employment Agreement, the arrangements described above will apply, except that the (i) continuation of Mr. Barry’s base salary, at the rate in effect on the effective date of termination and (ii) the payment of an amount equal to 50% of the target annual incentive payment, which target shall be 100% of Mr. Barry’s base salary in effect on the date of termination in equal monthly installments, shall each be for a period of 30 months. Mr. Barry's contract prohibits any excess parachute payments pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The payment of all such severance amounts and benefits is contingent upon Mr. Barry’s timely execution, and non-revocation of, a severance and release agreement and the continued observance of all post-termination obligations for the periods described in the Barry Employment Agreement.

Employment Agreement with Steven M. Poynot

On October 11, 2022, the Bank entered into an employment agreement with Mr. Poynot pursuant to which he serves as Chief Operating Officer of the Bank. This employment agreement was subsequently amended on April 13, 2023 to provide that, effective April 17, 2023, Mr. Poynot would serve as the President and Chief Operating Officer of the Bank (collectively, the "Poynot Employment Agreement").

The Poynot Employment Agreement provides for an initial term of three years and two months ending on December 31, 2025, subject to automatic renewals for an additional year each year thereafter, unless any party provides written notice of non-renewal at least six months in advance of the anniversary date (December 31st of each year beginning in 2025). Pursuant to the Poynot Employment Agreement, Mr. Poynot is entitled to an annual base salary of $350,000. Mr. Poynot’s base salary will be subject to an annual review by the Compensation Committee of the Company’s Board for a possible increase, but not a decrease. The Poynot Employment Agreement further provides that Mr. Poynot is eligible to receive (i) annual incentive compensation up to an additional 45% of his base salary, which incentive compensation shall be paid in cash, subject to annual review by the Board, and (ii) an incentive stock award of 2,000 stock options as well as 2,000 restricted stock units. Future stock options shall be granted to Mr. Poynot at the discretion of the Compensation Committee. Mr. Poynot is also eligible to receive benefits under any employee benefit plans made available by the Bank to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank in the future to senior executives. Mr. Poynot also receives a $500 per month car allowance.

Under the Poynot Employment Agreement, he is entitled to certain severance benefits upon the occurrence of an event of termination without cause or if Mr. Poynot resigns for good reason, in each case as outlined and defined in the Poynot Employment Agreement. Following an event of termination without cause or a resignation for good reason, the Bank shall pay Mr. Poynot as severance for 18 months Mr. Poynot’s monthly base salary in effect on the date of termination, in equal monthly installments. Additionally, the Bank will continue to cover Mr. Poynot under its medical coverage, or under appropriate substitute individual coverages, for 18 months. If the Bank cannot continue to cover Mr. Poynot under its existing medical plan, the Bank will pay him cash during the 18 month period equal to the annual premium amount.

The payment of all such severance amounts and benefits is contingent upon Mr. Poynot’s timely execution, and non-revocation of, a severance and release agreement in a form provided by the Bank, and the continued observance of all post-termination obligations for the periods described in the Poynot Employment Agreement.

Employment Contract with Karl Dicker

On April 30, 2018, the Bank entered into an employment contract with Mr. Dicker pursuant to which he served as the Executive Vice President and Chief Operating Officer of the Bank and in October 2022, Mr. Dicker transitioned to President of OpenSky™ & Fintech, a division of the Bank. Mr. Dicker is entitled to an annual base salary of $285,000 (which has since increased to $389,925 for 2024) and is eligible to receive an annual incentive bonus of up to an additional 60% of his annualized salary. Under the employment contract, Mr. Dicker was granted: (1) 12,000 shares of the Company's restricted stock which shall vest ratably over four (4) years, after the first year; and, (2) 12,000 stock options to purchase the Company's stock which vest ratably over four (4) years, after the first year. Mr. Dicker was also given the option to purchase 20,000 of the Company shares at a stated price of $12.38. Pursuant to the employment contract, Mr. Dicker is eligible to receive benefits under any employee benefit plans made available by the Bank to senior executives including but not limited to, retirement plans, medical, disability, life insurance plans and any other employee benefit plan or arrangement made available by the Bank in the future to the senior executives.

Mr. Dicker's employment contract provides that if, following a change of control of the Bank, his employment is terminated or his compensation is reduced, his role, responsibilities and title are dramatically reduced, or he is asked to relocate outside of the Washington, D.C. metropolitan area, the Bank shall pay Mr. Dicker his salary and fringe benefits for twelve (12) months, providing that such payments will be discontinued if Mr. Dicker is employed as an officer or consultant of another financial institution located in the Washington, D.C. metropolitan area at any time during this twelve (12) month period. In the event of a change of control, all of Mr. Dicker's unvested restricted stock and/or stock options will vest immediately. If Mr. Dicker's employment is terminated voluntarily or for theft, willful violation of the law, failure to perform his material duties, for cause or due to death or disability that render him unable to perform his job, then, in any such case, his salary, bonus and fringe benefit will cease upon termination of his employment.

Capital Bancorp, Inc. Amended and Restated 2017 Stock and Incentive Compensation Plan

The Capital Bancorp, Inc. Amended and Restated 2017 Stock and Incentive Compensation Plan (the “2017 Plan”) was initially approved by our stockholders in 2017 and subsequently amended in 2021 and 2023. The 2017 Plan is designed to attract, retain, and reward directors and key employees by providing equity-based compensation aligned with stockholder interests. It authorizes the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), and other stock-based awards. As of December 31, 2024, there were 614,360 shares subject to outstanding awards and 446,794 shares available for future issuance under the 2017 Plan. The 2017 Plan will terminate on August 29, 2027.

The 2017 Plan is administered by the Compensation Committee, which has full authority to grant awards and determine their terms. Limited authority has been delegated to the CEO to issue certain awards to vice presidents and senior vice presidents. All directors, officers, and employees of the Company and its subsidiaries are eligible to participate. Awards may include ISOs, NQSOs, SARs, restricted stock, and RSUs, each subject to specific terms and conditions. The 2017 Plan prohibits repricing of options or SARs without stockholder approval and includes provisions addressing amendment, termination, and treatment of awards in the event of a change in control. Upon a change in control, the Compensation Committee has discretion to accelerate vesting, settle or substitute awards, or terminate awards under specified conditions.

Outstanding Equity Awards at December 31, 2024

The following table sets forth, on an award by award basis, information concerning all equity awards held by the Named Executive Officers at December 31, 2024. All options were granted with an exercise price of 100% of market value in accordance with the Company’s 2017 Plan, as amended.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options				Number of shares or units of stock that have not vested	Market value as of the grant date of shares or units of stock that have not vested ($)
Name	Grant Date	Exercisable	Unexercisable	Exercise Price ($)	Expiration Date
Edward F. Barry	01/01/2021	15,000	5,000	13.93	2026
Edward F. Barry	12/31/2021	9,375	3,125	26.41	2026
Edward F. Barry	01/01/2023	3,838	11,513	23.54	2028
Edward F. Barry	01/01/2024	—	11,870	24.20	2029
Edward F. Barry	02/15/2022					3,165	78,000
Edward F. Barry	02/15/2023					5,142	109,000
Edward F. Barry	02/15/2024					8,409	175,000

Karl Dicker	12/31/2020	6,873	—	13.89	2025
Karl Dicker	12/31/2021	4,542	1,513	26.41	2026
Karl Dicker	01/01/2023	1,332	3,993	23.54	2028
Karl Dicker	01/01/2024	—	5,525	24.20	2029

Steven M. Poynot	10/11/2022	1,000	1,000	24.25	2027
Steven M. Poynot	01/01/2023	575	1,725	23.54	2028
Steven M. Poynot	01/01/2024	—	5,160	24.20	2029
Steven M. Poynot	10/11/2022					666	16,151

Options awarded in 2020 through 2024 (grants expiring in 2025 through 2029, respectively) vest evenly over a four year period. Mr. Barry's and Mr. Poynot's stock awards vest in three equal annual installments.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions since January 1, 2023 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees for election as directors), executive officers or beneficial holders of 5% or more of our capital stock, or their respective immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures Regarding Related Party Transactions

We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal stockholders).

In addition, we have adopted a written policy governing the approval of related party transactions that complies with applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which we or the Bank participate (whether or not we or the Bank are a direct party to the transaction), and in which a related party had, has or will have a direct or indirect material interest. Our related parties include our or any of the Bank’s directors (including nominees for election as directors), executive officers, beneficial owners of 5% or more of our voting securities and immediate family members of any of the foregoing or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest.

Our related party transaction policy is administered by our Audit Committee. This policy requires the Audit Committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our Audit Committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our Audit Committee evaluates each related party transaction for the purpose of determining whether the transaction is fair, reasonable and permitted to occur under our policy, and should be pre-approved or ratified. Relevant factors considered relating to any approval or ratification will include the benefits of the transaction to us, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. At least quarterly, management provides our Audit Committee with information pertaining to related party transactions. Related party transactions entered into, but not approved or ratified as required by our policy concerning related party transactions, are subject to termination by us or the Bank, if so directed by our Audit Committee or our Board of Directors, taking into account factors deemed appropriate and relevant.

Ordinary Banking Relationships

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are customers of, or have or have entered into transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services-related transactions. Related party transactions are entered into in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors or principal stockholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with applicable regulatory requirements.

As of December 31, 2024, our officers and directors as well as their immediate families and affiliated companies, as a group, were indebted directly and indirectly to us in the amount of $28.6 million of total exposure, while deposits from this group totaled $92.0 million as of such date. As of December 31, 2024, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as with their immediate family members and affiliates.

Rockville Maryland Lease

James F. Whalen, one of our directors, owns an interest in, and is President of Investment Properties, Inc., a company with which we have a transactional relationship as we lease space for our branch in Rockville, Maryland. This was also the location of our headquarters until October 2018. In accordance with the lease, we have made aggregate lease payments of $84,034, $84,612, and $81,750 for the years ended 2024, 2023, and 2022, respectively. The aggregate lease payments for this location are expected to be $83,436 in 2025. We believe that the terms and conditions of the lease with Investment Properties, Inc. are comparable to terms that would have been available from a third party unaffiliated with us or the Bank.

Private Placement of Subordinated Notes

On November 30, 2020, the Company issued $10.0 million of subordinated notes. The notes mature on November 30, 2030 and are redeemable in whole or part on November 30, 2025. The notes bear interest at a fixed annual rate of 5.00% for the first five years, then adjust quarterly to an interest rate per annum equal to a benchmark rate, which is expected to be the three-month SOFR, plus 490 basis points. The Company incurred related debt issuance costs totaling $50 thousand, which were fully expensed at the time of issuance. The Company used the proceeds from the offering to redeem $13.5 million of 6.95% fixed-to-floating rate subordinated notes issued in November 2015 and called on December 1, 2020. As of December 31, 2024, our directors or their related persons held $2.5 million in aggregate principal amount of the currently outstanding 5.00% subordinated notes.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2024, except for (i) a Form 4 that was not timely filed for Director Lewis and (ii) a Form 4 that was not timely filed for each of the following executive officers: Mr. Dicker, Mr. Lindarev and Mr. Poynot.

PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, this proposal provides our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers. Accordingly, we are asking you to approve the compensation of our named executive officers as described under “Executive Compensation” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this Proxy Statement in accordance with the applicable SEC compensation disclosure rules.

    We seek to align the interests of our named executive officers with the interests of our stockholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are aligned with the long-term interests of our stockholders.

    This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding on us, the Board or the Compensation Committee. However, we will take into account the outcome of the vote when considering future executive compensation arrangements.

    The Board believes our compensation policies and procedures achieve this objective and, therefore, recommend stockholders vote “FOR” the proposal through the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed in our Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of         the U.S. Securities and Exchange Commission, including the compensation tables and the related narrative discussion in the Proxy Statement, is hereby APPROVED.”

The affirmative vote of a majority of all the votes cast, in person or by proxy, is required to approve this proposal on a non-binding advisory basis. Abstentions and broker non-votes will not be counted as votes cast, and, therefore, will not affect this proposal. Further, the failure to vote, either by person or proxy, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy proposal voted and returned through the available channels, the proxies will be voted "FOR" this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL, OF AN ADVISORY, NON-BINDING RESOLUTIONS APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

PROPOSAL 3: APPROVAL OF THE CAPITAL BANCORP, INC. 2017 STOCK AND INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 520,000 SHARES, FROM 2,020,000 SHARES TO 2,540,000 SHARES

Purpose of the Amendment

At the annual meeting, our stockholders will be asked to approve the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan, as Amended and Restated (the “Restated Equity Incentive Plan”), which has been amended, subject to stockholder approval, to increase the number of authorized shares of common stock authorized for issuance under the plan by 520,000 shares, from 2,020,000 shares to 2,540,000 shares. The Restated Equity Incentive Plan does not include any other amendments to the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan, which was originally approved by our stockholders at our 2017 annual meeting of stockholders, amended and restated for the first time by our stockholders at our 2021 annual meeting to increase the number of authorized shares of common stock authorized for issuance to a total of 2,020,000 shares, and amended and restated by our Board of Directors for a second time on November 17, 2023 (collectively, the “2017 Plan”).

Rationale for the Request for Additional Shares

The Board of Directors believes that the Restated Equity Incentive Plan is in the best interests of our stockholders and the Company because equity awards provide a key compensation component to our executive officers and key employees, which helps to attract, retain and motivate key personnel, align employee and stockholder interests and link employee compensation to company performance. In order to give us the flexibility to continue to provide long-term incentive awards as a key component of our overall compensation program, the Compensation Committee has recommended to the board that we request our stockholders approve an additional 520,000 shares for issuance under the Restated Equity Incentive Plan. In the event the Restated Equity Incentive Plan is not approved and our existing plan ceases to have shares available to grant, we believe that higher cash compensation may be required to attract and retain key employees and other individuals. As of the Record Date for our annual meeting, the closing market price per share of our common stock on the Nasdaq Stock Market was $28.96.

As part of the Compensation Committee’s recommendation to the board to approve the increase in the total number of shares authorized for issuance under the Restated Equity Plan, the Compensation Committee solicited the advice of Chase Comp Group LLC, its independent compensation consultant. ChaseCompGroup reviewed the Company’s run rate and overhang, both of which are currently within acceptable industry norms. The issuance of additional shares would increase the overhang, based on ISS methodology, to just under 10%.

Value Added Burn Rate "VABR"

ChaseCompGroup estimated our three-year average burn rate using ISS’s updated methodology, which was revised in late 2023, as shown in the table below.

For the year ended,	Weighted Average Common Shares Outstanding	Total Stock Options Awarded	Weighted Black-Scholes Model Stock Option Price	Total Restricted Stock Awarded	Stock Price at end of Fiscal Year	Stock Price Fiscal Year 200-Day Simple Moving Average	Total Granted Awards	VABR Fiscal Year
December 31, 2024	14,854,303	356,847	$10.84	42,811	$28.50	$23.50	399,658	1.40%
December 31, 2023	14,002,556	168,819	$10.81	10,714	$24.20	$18.61	179,533	0.78%
December 31, 2022	14,024,598	2,000	$11.49	11,495	$23.54	$22.77	13,495	0.09%

Three-Year Average VABR								0.75%

Given the growth of the Company, there has been an increase in the number of employees that are eligible for annual equity awards. Additionally, with the recent acquisition, the Company used a considerable portion of remaining shares under the 2017 Plan for converting legacy Integrated Financial awards to the Company's options. Both have contributed to a higher distribution rate of eligible shares.

Our Board of Directors currently anticipates that, absent any other strategic transaction, our burn rate will not exceed an average of 1% shares per year over the remainder of the Restated Equity Incentive Plan. Based on the current range of our stock price, our current compensation practices, and our anticipated future awards, we are requesting authority to issue up to an additional 520,000 common shares pursuant to the Restated Equity Incentive Plan. We estimate this request will be sufficient for us to grant equity awards for the remainder of the Restated Equity Incentive Plan, which expires on August 29, 2027. However, our actual share usage and the sufficiency of the Restated Equity Incentive Plan’s share reserve may vary based on a number of factors, including the number of employees receiving equity awards, our price per common share, the methodology used to value and determine the size of equity awards, the mix of award types provided to participants, and regulatory guidance regarding incentive compensation. Accordingly, it is possible that the additional 520,000 shares requested under the Restated Equity Incentive Plan ultimately may provide a sufficient share reserve for a shorter period. We believe that our requested number of common shares will give us the necessary flexibility to respond to these changes and other unanticipated circumstances that may arise during the life of the Restated Equity Incentive Plan.

Overhang

Basic overhang is the commonly used measure to assess the dilutive impact of equity programs such as the Restated Equity Incentive Plan. Overhang shows how much existing stockholder ownership would be diluted if all outstanding equity-based awards plus all remaining shares available for equity-based awards were introduced into the market. Basic overhang is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted and the number of shares available under the proposed plan, divided by the total number of shares of common stock outstanding. The 520,000 shares subject to the Restated Equity Incentive Plan would bring our basic overhang from 6.46% to 9.58%. The table below provides updated overhang data as of the Record Date:

Weighted Average Common Shares Outstanding	Shares Authorized in 2017 Equity Plan	Share Replenishment Authorized in 2021	Total Shares Authorized in All Active Equity Plan(s)	Granted but Unexercised / Unvested Shares as of March 24, 2025	Shares Available to Grant as of March 24, 2025	Total Equity (Shares Available + Granted but Unexercised / Unvested as of March 24, 2025)	Estimated Overhang as of March 24, 2025
16,657,060	1,020,000	900,000	2,020,000	837,137	238,524	1,075,661	6.46%

Weighted Average Common Shares Outstanding	Total Shares Authorized in All Active Equity Plan(s)	Share Replenishment Proposed for 2025	Total Shares Authorized Including 2025 Proposed Share Replenishment	Granted but Unexercised / Unvested Shares as of March 24, 2025	Shares Available to Grant as of March 24, 2025	Total Equity (Shares Available + Granted but Unexercised / Unvested as of March 24, 2025)	Overhang as of March 24, 2025 with Proposed Share Replenishment
16,657,060	1,020,000	520,000	2,540,000	837,137	758,524	1,595,661	9.58%

Description of the Principal Features of the Restated Equity Incentive Plan

The following is a description of the Restated Equity Incentive Plan. This description is qualified in its entirety by reference to the full text of the Restated Equity Incentive Plan, which is attached as Appendix A to this proposal and incorporated herein by reference.

General. The Restated Equity Incentive Plan was designed by our Board of Directors, subject to stockholder approval, to ensure continued availability of equity awards that will assist the Company in attracting, retaining and rewarding key employees and directors. The purpose of the Restated Equity Incentive Plan is to promote the growth and profitability of the Company by providing key employees and directors with incentive compensation opportunities in the form of stock options, stock appreciation rights (“SARs”), restricted or unrestricted stock and/or restricted stock units, thereby aligning their interests with those of the Company’s stockholders.

Shares Available for Awards. At plan inception on August 29, 2017, up to 1,120,000 shares of common stock, which included the 946,480 shares that were available for issuance under the predecessor plan (HCNB Bancorp, Inc. 2002 Stock Option Plan), plus that number of shares covered by awards under such predecessor plan that expire or are otherwise terminated or forfeited at any time after inception, were available for issuance under the plan. Upon stockholder approval of the amendment to the plan on May 20, 2021, up to 2,020,000 shares of common stock were available for issuance under the plan. As of December 31, 2024, there were 614,360 shares subject to outstanding options or other awards and 446,794 shares available for issuance under the plan. Shares of common stock related to any unexercised or unvested award granted under the plan that terminate or expire, or are subsequently forfeited or cancelled for any reason, will also become available for re-grant under the plan.

Administration. The Compensation Committee administers the Restated Equity Incentive Plan. Among other powers, the Compensation Committee has full and exclusive power to interpret the Restated Equity Incentive Plan, grant awards, and to determine the number of shares of common stock that will be subject to the awards. The Compensation Committee may delegate to one or more of the directors or officers of the Company certain administrative duties or powers, including execution of award agreements described below.

Eligibility for Participation. The Restated Equity Incentive Plan is available to all directors of the Company and its subsidiaries and all officers and employees of the Company and its subsidiaries. Subject to the provisions of the Restated Equity Incentive Plan, the Compensation Committee has the authority to select from all eligible individuals those to whom awards are granted and to determine the nature and amount of each award. As of the Record Date, we had 15 non-employee directors and 131 employees (including 11 executive officers), and no service providers eligible to participate in the Restated Equity Incentive Plan. The Company has not traditionally granted equity awards to eligible service providers, and we do not have any current intent to do so.

Minimum Vesting Schedules. Employee participants in the equity program have 3-4 year minimum vesting requirements. In addition, a majority of the awards that executives receive are performance based. Fifty perfect of the Chief Executive Officer's annual bonus is paid in restricted stock units that vest over 3 years and the award itself is based on the Chief Executive Officer's attainment of both quantitative and qualitative performance goals. All awards are subject to the Company's clawback policy.

Types of Awards. The Compensation Committee, in its sole discretion, may grant various forms of incentive awards, including stock options, SARs, unrestricted stock, restricted stock and restricted stock units. Each award will be reflected in an agreement between the Company and the relevant recipient and will be subject to the terms of the Restated Equity Incentive Plan, together with any other terms or conditions contained therein that are consistent with the plan and that the Compensation Committee deems appropriate.

Stock Options. The Compensation Committee may grant stock options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, or nonqualified stock options (“NQSOs”) that are not intended to so qualify as incentive stock options, or any combination of ISOs and NQSOs.

The Compensation Committee determines the term of each option and the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the Restated Equity Incentive Plan can never be less than the fair market value of the underlying shares of common stock on the date of grant. The Compensation Committee may impose in an award agreement such restrictions on the shares deliverable upon exercise of a stock option as it deems appropriate, including that such shares will constitute “restricted shares” subject to restrictions on transfer.

Stock Appreciation Rights. The Compensation Committee determines the period when SARs vest and become exercisable, as well as the fair market value of the shares of common stock underlying the SARs on the date of grant and the date of exercise. The exercise price of any SAR that is intended to be an exempt stock right under Section 409A of the Internal Revenue Code can never be less than the fair market value of the underlying share of common stock on the date of grant. A SAR may only be exercised when the fair market value of the underlying share of common stock exceeds the fair market value of the share on the grant date. Upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of the underlying share on the date of exercise over the fair market value on the date of grant.

Stock Award. A stock award is a grant of unrestricted shares of our common stock. Up to 5% of the total shares reserved under the plan may be granted without a vesting restriction.

Restricted Stock. An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares of common stock which are subject to a risk of forfeiture and a restriction on transferability during the period of restriction. This restriction will lapse following the period of restriction. The participant does not pay for the restricted stock and has all of the rights of a holder of a share of common stock of the Company (except for the restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the Compensation Committee and set forth in the award agreement. Except as provided otherwise in an award agreement, if a participant’s employment with the Company or its subsidiaries is terminated for any reason at any time during which any portion of an award of restricted stock remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.

Restricted Stock Units. An award of a restricted stock unit is similar to a restricted stock award, except that no shares are issued at the time of the grant. In addition, holders of restricted stock units will have no voting rights, but they may be entitled, if so determined by the Compensation Committee, to receive dividend equivalents. Upon the lapse of the restrictions related to a restricted stock unit, the participant is entitled to receive, without any payment to the Company, an amount equal to the fair market value of the shares of common stock represented by the restricted stock unit on the date of exercise. Except as otherwise provided in an award agreement, if a participant’s employment with the Company or its subsidiaries terminates for any reason at any time during which any portion of an award of a restricted stock unit remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.

Repricings and Substitutions of Awards. Without the prior consent of our stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly. Subject to applicable law and the terms of the Restated Equity Incentive Plan, the Compensation Committee may: (i) modify, extend and renew awards to modify the terms of an award agreement, provided that no modification, extension or renewal may have the effect of lowering the exercise price of any award except in connection with adjustments related to capitalization and other corporate changes as described above; and/or (ii) accept the surrender of awards granted under the Restated Equity Incentive Plan or under any other equity compensation plan of the Company and replace them with new awards pursuant to the Restated Equity Incentive Plan, so long as the substituted awards do not specify a lower exercise price than the surrendered awards. However, substituted awards may be of a different type than the surrendered awards, may specify a longer term than the surrendered awards and may contain other terms authorized by the Restated Equity Incentive Plan.

Amendment and Termination. Our Board of Directors may, at any time and from time to time and in any respect, terminate, amend or modify the Restated Equity Incentive Plan, including to ensure that the Restated Equity Incentive Plan and each award granted under the Restated Equity Incentive Plan comply with applicable law, regulations and stock exchange rules provided that no amendment (other than a capital adjustment) may adversely affect any outstanding award, without the written consent of the participant holding such outstanding award. Such termination, amendment or modification may be without stockholder approval except to the extent that such approval is required by the Internal Revenue Code, pursuant to the rules under Section 16 of the Exchange Act or under any other applicable laws, rules or regulations.

Change in Control. Unless the Compensation Committee determines otherwise, if a change in control (as defined in the Restated Equity Incentive Plan) occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). The Compensation Committee will have the discretion to provide for full or partial vesting of awards upon a participant’s involuntary termination of employment or service that occurs in connection with a change in control, subject to the terms and conditions of a participant’s employment agreement, or if none, the award agreement. If the vesting of any such awards is based, in whole or in part, on the attainment of certain performance goals, the vesting of such awards may accelerate pro rata based on the portion of performance period completed as of the date of the termination or based on our actual performance based on a shortened performance period which extends through the end of the fiscal quarter immediately preceding the termination of employment or service.

In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards with comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) the Compensation Committee may determine that outstanding stock options and SARs will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding stock awards, stock units, cash awards and dividend equivalents will immediately lapse; (ii) the Compensation Committee may determine that all or a portion of certain outstanding awards will terminate, upon notice to participants, and participants will receive a payment in settlement of awards in such amount and form as may be determined by the Compensation Committee; (iii) the Compensation Committee may require that participants surrender their outstanding stock options and SARs in exchange for a payment, in cash or stock as determined by the Compensation Committee, equal to the amount (if any) by which the fair market value of the shares of common stock subject to the unexercised stock option and SAR exceed the stock option exercise price or base price; and (iv) the Compensation Committee may terminate outstanding stock options and SARs after giving participants an opportunity to exercise the outstanding stock options and SARs. Such surrender, termination or payment will take place as of the date of the change in control or such other date as the Compensation Committee may specify. If the per share fair market value of our stock does not exceed the per share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR.

Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, the deduction for a publicly held corporation for otherwise deductible compensation to a “covered employee” is limited to $1 million per year. Previously, a covered employee included an employee who is either the chief executive officer or among the other three most highly compensated officers (other than the chief financial officer). However, as a result of a change to Section 162(m) of the Internal Revenue Code in the Tax Act, beginning in 2018 a covered employee includes any employee who was the chief executive officer or chief financial officer at any point during the applicable year, who was among the other three most highly compensated officers for the applicable year, or who was a covered employee in 2017 or any later year. In the case of a corporation that becomes a publicly held corporation in connection with an initial public offering, the $1 million per year deduction limit does not apply during a limited “transition period” to any remuneration paid pursuant to a compensation plan that existed during the period in which the corporation was not publicly held, if the prospectus accompanying the initial public offering disclosed information concerning those plans that satisfied all applicable securities laws then in effect.

The Company relied on the transition relief described in the immediately preceding paragraph in connection with awards under the predecessor plan and the Restated Equity Incentive Plan until the first meeting of the Company’s stockholders at which directors were elected that occurred after the close of the third calendar year following the calendar year in which the initial public offering of the Company’s common stock occurred.

Estimate of Plan Benefits

The Company currently is not able to estimate the number or terms of grants and awards that may be made under the Restated Equity Incentive Plan. The table sets forth information for (i) all equity compensation plans previously approved by the Company’s stockholders and (ii) all equity compensation plans not previously approved by the Company’s stockholders. As of the Record Date, the below equity awards were outstanding:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Capital Bancorp, Inc. Amended and Restated 2017 Stock and Incentive Compensation Plan	837,134	$23.23	238,524
Equity compensation plans not approved by security holders	—	—	—
Total	837,134	$23.23	238,524

Vote Required

The affirmative vote of the holders of a majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or at the Annual Meeting, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE TO APPROVE THE RESTATED EQUITY INCENTIVE PLAN, AS DESCRIBED IN THIS PROXY STATEMENT, BY VOTING “FOR” THIS PROPOSAL. PROXIES PROPERLY SIGNED AND RETURNED WILL BE VOTED “FOR” THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025

Stockholders will also be asked to ratify the Audit Committee’s appointment of Elliott Davis, PLLC (“Elliott Davis”) to audit the books and accounts of the Company for the fiscal year ending December 31, 2025. Elliott Davis has served as the Company’s independent registered public accounting firm since 2017.
A representative of Elliott Davis is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.
Audit Fees and Services
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Elliott Davis during fiscal years 2024 and 2023:

Elliott Davis, PLLC	2024	2023
Audit Fees	$546,743	425,921
Audit-related Fees	38,435	25,000
Tax Fees	157,360	131,210
Total	$742,538	$582,131

Audit Fees incurred in fiscal years 2024 and 2023 includes fees related to the Company's annual independent financial statement audit, quarterly reviews, reporting on internal control over financial reporting, and statutory reporting requirements for the United States Department of Housing and Urban Development. Audit-related Fees includes fees for services related to benefit plan audits. Tax Fees includes fees for tax services rendered in preparation of state and federal tax returns for the Company and Bank, as well as for consultations regarding certain tax matters. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Elliott Davis.
Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the 2024 and 2023 services described above were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS, PLLC
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for fiscal year ended December 31, 2024 with our management; (ii) discussed with Elliott Davis, our independent registered public accounting firm, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and (iii) received the written disclosures and the letter from Elliott Davis required by applicable requirements of the Public Company Accounting Oversight Board regarding Elliott Davis’s communications with the Audit Committee concerning independence, and discussed with Elliott Davis its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for the year ended December 31, 2024.
AUDIT COMMITTEE

By:	C. Scott Brannan, Chair Randall J. Levitt Steven J. Schwartz Jerome R. Bailey Mary Ann Scully

ANNUAL REPORT TO STOCKHOLDERS
Our 2024 Annual Report has been made available to stockholders and is posted on our website at www.capitalbankmd.com under the “Investor Relations” link. Additional copies of the 2024 Annual Report may be obtained without charge upon written request to Investor Relations, Capital Bancorp, Inc., 2275 Research Blvd, Suite 600, Rockville, MD 20850.
The 2024 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

SEC Rule 14a-8
Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the stockholders at the 2026 annual meeting of stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than December 2, 2025, which is 120 days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting, unless the date of the annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of the Annual Meeting, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials. A stockholder must provide its proposal to the Company in writing, and such proposal must comply with the requirements of Rule 14a-8.
Advance Notice Procedures
As provided in the Bylaws, if a stockholder intends to present a proposal for new business to be considered at the 2026 annual meeting of stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at our principal executive offices not more than 90 days nor less than 30 days before the date of any such annual meeting of stockholders; provided, however, that if less than 45 days’ notice of the date of the meeting is given to stockholders, such notice by a stockholder must be received by the Company’s Secretary not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed to stockholders or two days before the date of the meeting, whichever is earlier. Nominations for the election of directors may be made by any stockholder of the Company entitled to vote generally in the election of directors that has continuously held at least $2,000 in market value, or 1%, of the Company's capital stock entitled to vote at the meeting for at least one year. If such stockholder intends to present a nomination for director as provided in the Bylaws, then such nomination, including all supporting information, must be made in writing and delivered to the Company’s Secretary no later than January 4, 2026 (not later than 90 days before the first anniversary of the date the prior year’s proxy materials were mailed to stockholders). Each such notice of nomination by a stockholder must set forth (a) the full name, age and date of birth of each nominee proposed in the notice, (b) the business and residence addresses and telephone numbers of each such nominee, (c) the educational background and business experience of each such nominee, including a list of positions held for at least the preceding five years, and (d) a signed representation by each such nominee that the nominee will timely provide any other information reasonably requested by the Company for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors.

In addition to the notice and information requirements contained in the Company’s Bylaws, to comply with the SEC universal proxy rules, stockholders who, in connection with the 2026 annual meeting of stockholders, intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by the SEC’s Rule 14a-19 no later than March 16, 2026, unless the date of the 2026 annual meeting of stockholders has changed by more than thirty (30) calendar days from the one-year anniversary of the Annual Meeting, in which case such notice must be provided by the later of sixty (60) calendar days prior to the date of the 2026 annual meeting of stockholders or the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company.
These advance notice procedures are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s definitive proxy statement pursuant to
SEC Rule 14a-8.

Proposals received by the Company outside of these timelines will be considered untimely. If a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.
OTHER BUSINESS

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Proxy Statement, the 2024 Annual Report and other proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2024 Annual Report, and other proxy materials to your address for all residents that own shares of Company common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2024 Annual Report, and other proxy materials, you may be able to request house holding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2024 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2024 Annual Report or other proxy materials, please send your request to Investor Relations, Capital Bancorp, Inc., 2275 Research Blvd, Rockville, MD 20850, at Capital Bancorp, Inc., 2275 Research Blvd, Suite 600, Rockville, Maryland 20850 or call the Company with your request at (301) 468-8848.
By Order of the Board of Directors,
Steven J. Schwartz
Chairman of the Board
April 1, 2025

APPENDIX A - RESTATED EQUITY INCENTIVE PLAN
CAPITAL BANCORP, INC.
2017 STOCK AND INCENTIVE COMPENSATION PLAN

As Amended and Restated through May 15, 2025

ARTICLE I.
Establishment, Purpose and Duration
1.1    Establishment of the Plan. Capital Bancorp, Inc. (hereinafter referred to as the “Company”), a Maryland corporation, has established an incentive compensation plan to be known as the “2017 Stock and Incentive Compensation Plan” (as amended from time to time, hereinafter referred to as the “Plan”), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and/or Stock Awards to Key Associates and Directors.
The “Effective Date” of the Plan is August 29, 2017, the date the Plan was initially approved by the Company’s shareholders. On May 20, 2021, the Company’s shareholders approved an amendment to increase the number of shares available under the Plan to 2,020,000 shares from 1,120,000 shares. On November 17, 2023, the Board approved an Amended and Restated Plan to make a clarifying amendment regarding stock awards. On May 15, 2025, the Company’s shareholders approved an amendment to increase the number of shares available under the Plan to 2,540,000 shares from 2,020,000 shares.
1.2    Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Associates and Directors that will promote the identification of their personal interest with the long term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Associates and Directors upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.
1.3    Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XII herein, until August 29, 2027, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II.
Definitions
2.1    Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:
(a)    “Agreement” means a written agreement or document implementing the grant of each Award signed by an authorized officer of the Company and signed or acknowledged by the Participant (provided that that no signature or acknowledgment will be required from the Participant in the case of a Stock Award with no vesting conditions).
(b)    “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and/or Stock Award.
(c)    “Award Date” or “Grant Date” means the date the Committee adopts a resolution or takes other appropriate action expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such later date as set forth in such resolution.
(d)    “Board” or “Board of Directors” means the Board of Directors of the Company.
(e)    “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
(i)    any one person, or more than one person acting as a group, acquires ownership of securities of the Company that, together with securities held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the securities of the Company;
(ii)    either (a) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of securities of the Company possessing more than 50 percent or more of the total voting power of the securities of the Company; or (b) a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iii)    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Notwithstanding the foregoing, ownership or control of the Company’s voting stock, individually or collectively, by the Company’s bank subsidiary (the “Bank”) or any benefit plan sponsored by the Company or the Bank shall not constitute a Change in Control. For purposes of this paragraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein.
(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(g)    “Committee” means a committee of the Board consisting of not less than two Directors, which shall be appointed to administer the Plan pursuant to Article III hereof, all of the members of which shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code. Unless otherwise determined by the Board, the Compensation Committee of the Board, or any successor committee responsible for executive compensation, shall constitute the Committee.
(h)    “Company” means Capital Bancorp, Inc., or any successor thereto as provided in Article XIV herein.
(i)    “Director” means a director of the Company or any of its Subsidiaries, which term shall not include an advisory or honorary director.
(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(k)    “Fair Market Value” of a Share as of any particular date shall be the closing price of such security on the date of calculation (or on the last preceding trading date if such security was not traded on such date), or, if not so reported, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
(l)    “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.
(m)    “Key Associate” means an officer or employee of the Company or of its Subsidiaries (including any corporation which becomes a Subsidiary after the adoption of the Plan by the Board) who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the

Company and its Subsidiaries. The term includes a Director who is also an officer or employee of the Company or its Subsidiaries.
(n)    “Non-Qualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option.
(o)    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(p)    “Option Price” means the price at which each Share subject to an Option may be purchased from the Company upon exercise of the Option.
(q)    “Participant” means a Key Associate or a Director who has been granted an Award under the Plan and whose Award remains outstanding.
(r)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.
(s)    “Prior Plan” means the HCNB Bancorp, Inc. 2002 Stock Option Plan.
(t)    “Plan” means the Amended and Restated Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan, as herein described and as hereafter from time to time amended.
(u)    “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VIII herein, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied.
(v)    “Restricted Stock Unit” or “RSU” means an Award, designated as a Restricted Stock Unit, granted to a Participant pursuant to Article IX herein and valued by reference to Shares, which is subject to restrictions and forfeiture until the designated condition for the lapse of the restrictions are satisfied.
(w)    “Share” means a share of Stock.
(x)    “Stock” means the common stock of the Company.
(y)    “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.
(z)    “Stock Award” means an award of Stock granted to a Participant pursuant to Article XV herein.
(aa)    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

ARTICLE III.
Administration
3.1    Administration of the Plan by the Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers:
(a)    to determine the terms and conditions upon which the Awards may be made and exercised;
(b)    to determine all terms and conditions of each Agreement, which need not be identical;
(c)    to construe and interpret the Agreements and the Plan;
(d)    to establish, amend or waive rules or regulations for the Plan’s administration;
(e)    to accelerate the exercisability of any Award, or termination of any Period of Restriction or other restrictions imposed under the Plan;
(f)    to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “covered employees” within the meaning of Section 162(m) of the Code or “insiders” within the meaning of Section 16 of the Exchange Act;
(g)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
(h)    to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment or service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;
(i)    to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(j)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(k)    to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
The Chairman of the Committee and such other Directors and officers of the Company as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.
Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.
A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.
The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.
3.2    Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Associates and/or Directors as may be selected by it. An Award shall be evidenced by an Agreement.
3.3    Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
3.4    Requirements of Rule 16b-3 and Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.
Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and Directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of SEC Rule 16b-3; (b) transactions with respect to persons whose remuneration is subject to the provisions of Section

162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code, unless otherwise eligible for transition relief under Section 162(m); and (c) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence.
3.5    Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, and to the extent allowed by applicable law, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries; provided further, however, that within 60 days after institution of any such action, suit or proceeding, such Committee may, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
3.6    Compliance with Code Section 409A. Notwithstanding any provision of this Plan or of an Agreement to the contrary, to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”), and the Board and the Committee shall administer the Plan in accordance with such intention. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of employment or service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant's death, if earlier). Any provision of this Plan or of an Agreement that would cause the Plan or an Award granted hereunder to fail to satisfy any requirement of Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Further, for the avoidance of doubt and notwithstanding any provision in the definition of Change in Control, in the event that any Award constitutes non-qualified deferred compensation under Section 409A (as hereinafter defined), and the settlement of, or distribution of benefits under, such Award is to be triggered by a Change in Control, then a transaction or event will not be deemed to be a Change in Control with respect to such Award unless the transaction or event qualified as a “change in control event” within the meaning of Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
ARTICLE IV.
Shares Subject to the Plan
4.1    Number of Shares. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed the sum of 2,540,000 plus that number of Shares represented by awards under the Prior Plan, which expire or are otherwise terminated or forfeited at any time after the Effective Date of the Plan, all of which are available for grants of Incentive Stock Options. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan and shall not again be available for the grant of an Award. During the terms of the Awards, the Company shall keep available at all times the number of Shares of Stock required to satisfy such Awards.
Shares that may be issued under the Plan may either be authorized but unissued Shares or Shares held in a grantor trust created by the Company.
The Company, during the term of the Plan and thereafter during the term of any outstanding Award which may be settled in Shares, shall reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.
4.2    Lapsed Awards or Forfeited Shares. Any Shares of Stock that are subject to an Award that terminates without being exercised, expires, is forfeited or canceled, is exchanged for an Award that does not involve Shares of Stock or, is settled in cash in lieu of shares, shall, to the extent of such termination, expiration, forfeiture, cancellation, or exchange for another Award or settlement in cash, again be available for Awards under the Plan.
4.3    Delivery of Shares as Payment. Notwithstanding anything to the contrary contained herein: Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled Stock Appreciation Right. Notwithstanding the preceding sentence, with respect to any SAR that is settled partly in cash and partly in Shares, the Shares that are subject to the SAR settled in cash shall not become available for future Awards under the Plan. If the Company uses the proceeds from the exercise of an Option to repurchase Shares, the Shares so repurchased shall not again be available for Awards under the Plan.
4.4    Capital Adjustments. In the event that the outstanding Shares shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of Shares or declaration of any dividends payable in Shares, or other distributions to common shareholders other than regular cash dividends, the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and subject to outstanding Awards, as well as the exercise price, grant price or purchase price relating to any Award shall be adjusted as may be deemed appropriate by the Committee under the Plan. The decision of the Committee as to the amount and timing of any such adjustment shall be conclusive.
ARTICLE V.
Eligibility
The Committee shall determine and designate from time to time those Key Associates and Directors who are eligible to participate in the Plan. Multiple grants of Awards under the Plan may be made in any calendar year to a Participant.
ARTICLE VI.
Stock Options
6.1    Grant of Options. Subject to the terms and conditions of the Plan and the applicable Agreement, Options may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, consultants and non-employee Directors may be granted Non-Qualified Stock Options only and the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs (granted under the Plan and all other equity compensation plans of the Company) during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder. For purposes of this Section, ISOs shall be taken into account in the order in which they were granted.
6.2    Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify: the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any vesting conditions or other conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.
6.3    Option Price. The Option Price shall be determined by the Committee subject to the limitations stated in this Section. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. In addition, an ISO granted to a Key Associate

(including any Director who is a Key Associate) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) securities possessing more than 10% of the total combined voting power of all classes of securities of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of a Share on the Grant Date.
6.4    Each Option shall expire at such time as the Committee shall determine, provided, however, that no Option shall be exercisable after the expiration of ten years from its Award Date. In addition, an ISO granted to a Key Associate (including any Key Associate who is a Director) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) securities possessing more than 10% of the total combined voting power of all classes of securities of the Company, shall not be exercisable after the expiration of five years from its Award Date.
6.5    Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine (which may be based on performance or other criteria), and as shall be set forth in the Agreement, which need not be the same for all Participants. No option may be exercised for a fraction of a share.
6.6    Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares having a Fair Market Value at the time of exercise equal to the Option Price, by reduction in the number of shares otherwise deliverable upon the exercise of such Option with a Fair Market Value equal to the Option Price or by a combination of the foregoing.
To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to a securities broker, instructions to exercise all or part of the Option, including instructions to sell a sufficient number of Shares to cover the costs and expenses associated therewith.
As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.
6.7    Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of The NASDAQ Stock Market, Inc. or any exchange upon which such Shares are then listed or traded and under any state securities laws applicable to such Shares. The Committee may specify in an Agreement that Shares delivered on exercise of an Option are Restricted Stock or Shares subject to forfeiture and cancellation or a buyback right in the event that any term or condition specified in the Agreement is not satisfied.
6.8    Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative. Notwithstanding the foregoing, if the Participant dies while employed, the executor, administrator, legatees, or distributor of the Participant’s estate shall have the right to exercise the Option during the 12 month period following the Participant’s death; however, in no event shall an Option be exercisable more than 10 years from the date of grant.
Notwithstanding the foregoing or any other provision of the Plan to the contrary, to the extent permissible under Rule 16b-3 of the Exchange Act, a Participant who is granted Non-Qualified Stock Options pursuant to the Plan may transfer such Non- Qualified Stock Options to his or her spouse, lineal ascendants, lineal descendants, or to trusts for their benefit, provided that the Non-Qualified Stock Options so transferred may not again be transferred other than to the Participant originally receiving the grant of Non-Qualified Stock Options or to an individual or trust to whom such Participant could have transferred Non-Qualified Stock Options pursuant to this Section 6.8. Non- Qualified Stock Options which are transferred pursuant to this Section 6.8 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Non-Qualified Stock Options in the hands of the Participant originally receiving the grant of such Non-Qualified Stock Options.
6.9    Notification of Disqualifying Disposition of ISO Shares. In the event of a disposition of Shares received upon exercise of an ISO where the disposition occurs within two years from the date the ISO was granted or one year from the receipt of the underlying Shares (a “disqualifying disposition”), the Participant shall notify the Company’s Secretary in writing as to the date of such disposition, the sale price (if any), and the number of Shares involved.

ARTICLE VII.
Stock Appreciation Rights
7.1    Grant of SARs. The Committee may, in its sole discretion, grant SARs to Key Associates or Directors. A SAR is a right to receive a payment in cash, Shares or a combination of both. Each SAR shall be subject to such terms and conditions, as the Committee shall impose from time to time in its sole discretion and subject to the terms of the Plan.
7.2    SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify its type of SAR and its terms and conditions. The exercise price of a SAR shall be determined by the Committee, but the exercise price of any SAR that is intended to be an exempt stock right under Section 409A shall not be less than 100% of the Fair Market Value of one

Share of Stock on the Grant Date of such Stock Appreciation Right. The Committee is expressly authorized to grant SARs which are deferred compensation covered by Section 409A, as well as SARs which are not deferred compensation covered by Section 409A.
7.3    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion imposes upon such SARs.
7.4    Other Conditions Applicable to SAR. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the Fair Market Value per Share on the Grant Date. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.
7.5    Payment after Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “SAR Value”) to the product of multiplying (a) the number of Shares with respect to which the SAR is exercised by (b) an amount equal to the excess of (1) the Fair Market Value per Share on the date of exercise of the SAR over (2) the Fair Market Value per Share on the Award Date. The Agreement may provide for payment of the SAR Value at the time of exercise or, on an elective or non-elective basis, for payment of the SAR Value at a later date, adjusted (if so provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the SAR Value in Shares) set out in the Agreement (the “adjusted SAR Value”).
Payment of the SAR Value or adjusted SAR Value to the Participant shall be made in Shares, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement.
7.6    Nontransferability of SARs. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
ARTICLE VIII.
Restricted Stock
8.1    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Associates and Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company until the termination of the Period of Restriction pertaining thereto.
8.2    Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify, the Period of Restriction, the number of Shares of Restricted Stock granted, and the applicable restrictions and such other provisions as the Committee shall determine.
8.3    Nontransferability of Restricted Stock. Except as provided in this Article VIII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
8.4    Other Restrictions. The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
THE SALE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE CAPITAL BANCORP, INC. AMENDED AND RESTATED 2017 STOCK AND INCENTIVE COMPENSATION PLAN, IN THE RULES AND ADMINISTRATIVE PROCEDURES ADOPTED PURSUANT TO SUCH PLAN, AND IN AN AGREEMENT DATED (DATE OF GRANT). A COPY OF THE PLAN, SUCH RULES AND PROCEDURES, AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF CAPITAL BANCORP, INC.
8.6    Removal of Restrictions. Except as otherwise provided in this Article VIII, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his or her stock certificate.
8.7    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.8    Dividends and Other Distributions. Unless otherwise provided in the Agreement, during the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were distributed.
8.9    Termination of Employment or Service. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company for any reason during the Period of Restriction, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company. The Committee may provide for vesting of Restricted Stock in connection with the termination of a Participant's employment or service on such basis as it deems appropriate.
ARTICLE IX.
Restricted Stock Units
9.1    Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Associates and Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement.
9.2    Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions and such other provisions as the Committee shall determine.
Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Restricted Stock Units shall have no rights to dividends or other distributions which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding.
9.3    Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “RSU Value”) to the product of multiplying (a) the number of Shares with respect to which the restrictions lapse by (b) the Fair Market Value per Share on the date the restrictions lapse.
(a)    The Agreement may provide for payment of the RSU Value at the time of settlement or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so, provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”). The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A, as well as Restricted, Stock Units which are not deferred compensation covered by Section 409A provided that any deferral of the settlement of a Restricted Stock Unit or any election to defer the settlement of Restricted Stock Unit shall be made in accordance with the requirements of Section 409A.
(b)    Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, in cash equal to the value of the Shares, or a combination thereof as determined by the Committee and as provided in the Agreement, valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment after vesting or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment.
9.4    Nontransferability of Restricted Stock Units. No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Restricted Stock Units, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative. In the event the Participant dies while employed, the Restricted Stock Units, to the extent vested, shall be paid to the trustee of a designated trust, or to the executor of the Participant’s estate if no trust is designated, within 90 days following the Participant’s death.
9.5    Termination of Employment or Service. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company for any reason during the Period of Restriction, then any Restricted Stock Units still subject to restriction as of the date of such termination shall automatically be forfeited and returned to the Company. The Committee may provide for vesting of Restricted Stock Units in connection with the termination of a Participant's employment or service on such basis as it deems appropriate.
ARTICLE X.
Change in Control
10.1    The provisions of this Section 10.1 shall apply unless otherwise provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a Change in Control:

(a)    Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or substituted with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). For the purposes of this Section 10.1(a), an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may, with the consent of the surviving corporation (or a parent or subsidiary of the surviving corporation), provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the surviving corporation (or a parent or subsidiary of the surviving corporation) substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.
(b)    Vesting Upon Certain Terminations of Employment in Connection with a Change in Control. The Committee shall have the discretion to provide for full or partial vesting of Awards upon a Participant’s involuntary termination of service that occurs in connection with a Change in Control, subject to such terms and conditions set forth in a Participant’s employment agreement, or if none, the Agreement. If any such Awards vest based upon the attainment of certain performance goals, the vesting of the Award may accelerate pro rata based on the portion of performance period completed as of the date of the Participant’s termination of service or based on the actual performance of the Company based on a shortened performance period which extends through the end of the fiscal quarter immediately preceding the Participant’s termination of employment or service.
(c)    Other Alternatives. In the event of a Change in Control, if all outstanding Awards are not assumed by, or substituted with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant:

(i)    the Committee may determine that the vesting of each outstanding Award shall be accelerated so that each Award shall, immediately prior to the effective date of the Change in Control, become fully vested with respect to the total number of Shares of Stock subject to such Award provided that the vesting of any Award based upon the attainment of certain performance goals may accelerate pro rata based on the portion of performance period completed as of the date of the Change in Control or based on the actual performance of the Company based on a shortened performance period which extends through the end of the fiscal quarter immediately preceding the Change in Control;
(ii)    the Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the Participants, and each such Participant shall receive an amount equal to the value of such Award on the date of the Change in Control, and with respect to each Share of Stock subject to an Option or SAR, an amount equal to the excess of the Fair Market Value of such Shares immediately prior to the occurrence of such Change in Control (or such other greater amount as the Committee may determine in its sole and absolute discretion to be equitable to prevent dilution or enlargement of Participants’ rights under the Plan) over the exercise price per share of such Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine; and
(iii)    after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per Share Option exercise price or SAR grant price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.
ARTICLE XI.
Modification, Extension and Renewal of Awards
Subject to the terms and conditions and within the limitations of the Plan: (a) the Committee may modify, extend or renew outstanding Awards and may modify the terms of an outstanding Agreement, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.4 herein; and (b) the Committee may accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the surrendered Awards, and otherwise the new Awards may be of a different type than the surrendered Awards, may specify a longer term than the surrendered Awards, may provide for more rapid vesting and exercisability than the surrendered Awards and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.
ARTICLE XII.
Amendment, Modification and Termination of the Plan
12.1    Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then traded, listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.
12.2    Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.4 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.
ARTICLE XIII.
Withholding
13.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.
13.2    Withholding of Shares. With respect to employees, the Company may require a Participant whose Award granted hereunder has vested, or who exercises an Option or SAR granted hereunder to reimburse the Company for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such Shares or the payment of any amounts. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Committee shall in its sole discretion prescribe. The Company, in its discretion, may hold the stock certificate to which such Participant is entitled upon the vesting of an Award or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated by or paid to the Company. With respect to employees, at any time that the Company, Subsidiary or other entity that employs such Participant becomes subject to a withholding obligation under applicable law with respect to the vesting of an Award or the exercise of an Option (the “Tax Date”), except as set forth below, a

Participant may, subject to the approval of the Committee, elect to satisfy, in whole or in part, the Participant’s related personal tax liabilities (an “Election”) by (a) directing the Company to withhold from Shares issuable in the related vesting or exercise either a specified number of Shares of Stock having a specified value (in each case equal to the related minimum statutory personal withholding tax liabilities with respect to the applicable taxing jurisdiction in order to comply with the requirements for a “fixed plan” under Accounting Principles Board Opinion No. 25), (b) tendering Shares of Stock or other securities of the Company previously issued pursuant to the exercise of an Option or other Shares of Stock owned by the Participant, or (iii) combining any or all of the foregoing Elections in any fashion. The foregoing notwithstanding, however, when previously issued Shares of Stock or other securities of the Company are tendered pursuant to an Election, such tender of Shares will not be accepted unless the Participant has held such Shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes. An Election shall be irrevocable. The withheld Shares and other Shares of Stock or other securities tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may in its sole discretion disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.
ARTICLE XIV.
Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE XV.
General
15.1    Minimum Vesting Restriction. Awards shall fully vest over a period that is not less than one year from the date of grant; provided, however, that up to five percent of the Shares of Stock subject to the aggregate share reserve set forth in Section 4.1 may be subject to Awards that are not subject to the vesting restriction in this Section 15.1. For the avoidance of doubt, subject to the terms and provisions of the Plan (including the immediately preceding sentence), the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan and in such amount or amounts as it shall determine. Participants receiving Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. Stock Awards shall be fully vested and freely transferable as of the Award Date, subject to restrictions under applicable securities laws. Payment of a Stock Award shall be effected as soon as practicable after the Award Date either in book entry or electronic form or by delivery of stock certificates, as the Committee determines in its discretion.

15.2    Forfeiture Events. The Committee may specify in an Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant's employment or service for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company.
15.3    Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
15.4    Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance goals or other event that absent the election would entitle the Participant to payment or receipt of Shares of Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
15.5    Requirements of Law. The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or self-regulatory organizations as may be required.
15.6    Effect of the Plan. The establishment of the Plan shall not confer upon any Key Associate or Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Key Associate or Director, nor is it a contract between the Company or any of its Subsidiaries and any Key Associate or Director. Participation in the Plan shall not give any Key Associate or Director any right to be retained in the service of the Company or any of its Subsidiaries. No Key Associate or Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.

15.7    Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

15.8    Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Maryland and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.
15.9    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
15.10    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

APPENDIX B – FORM OF PROXY

ANNUAL MEETING OF STOCKHOLDERS OF

CAPITAL BANCORP, INC.

May 15, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, 2024 Annual Report, proxy statement, ESG Report and form of proxy card are available at - http://www.astproxyportal.com/ast/22094

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

051525

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Class II Directors and a Class III Director to serve for terms expiring in 2028 and 2026, respectively (Board unanimously recommends voting FOR all nominees):

Nominees (Class II)	FOR	AGAINST	ABSTAIN
Edward F. Barry	☐	☐	☐
C. Scott Brannan	☐	☐	☐
Randall J. Levitt	☐	☐	☐
Deborah Ratner-Salzberg	☐	☐	☐
Nominee (Class III)			
Marc McConnell	☐	☐	☐

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth herein, FOR the approval on a non-binding, advisory basis, of the compensation of the Company's named executive officers, as described in the proxy statement, FOR the approval to the amendment to the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan to increase the number of shares of common stock authorized for issuance under the plan by 520,000 shares, from 2,020,000 shares to 2,540,000 shares, and FOR ratification of the appointment of Elliott Davis, PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2025. Additionally, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

REVOCABLE PROXY

CAPITAL BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby makes, constitutes and appoints Kevin Ding and Michele Lester, or any of them with full power to act alone (with the power of substitution), as proxy for the undersigned to represent and to vote, as designated below, all shares of common stock of Capital Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held on May 15, 2025 and at any adjournment or postponement thereof for the purposes more fully described in the Notice of Annual Meeting of Stockholders. The signing stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and directs the proxy to vote as follows on the matters described in the Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment or postponement of it, as provided in the Proxy Statement.

Only holders of record on March 24, 2025 of common stock are entitled to vote on the matters described in the Notice of Annual Meeting and Proxy Statement. This proxy, when properly executed, will be voted in the manner described herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

1.1

(Continued and to be signed on the reverse side)

14475